Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2026

ONE ALEXANDRIA SQUARE MEGACAMPUS™
TORREY PINES

AIA San Diego
HONOR
AWARD WINNER
Architecture
Category

ONE ALEXANDRIA SQUARE

HOME TO LILLY GATEWAY LABS, ALTOS LABS, AND RECLUDIX PHARMA

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

Table of Contents
September 30, 2026

COMPANY HIGHLIGHTS	Page		Page
Alexandria's Mission and Cluster Model ..............................................	iii

EARNINGS PRESS RELEASE
Third Quarter Ended September 30, 2026 Financial and Operating Results ................................................................................	1	Consolidated Statements of Operations ..........................................	10
Guidance ...................................................................................................	4	Consolidated Balance Sheets ............................................................	11
Dispositions and Sales of Partial Interests ..........................................	8	Funds From Operations and Funds From Operations per Share	12
Earnings Call Information and About the Company ...........................	9

SUPPLEMENTAL INFORMATION
Company Profile .......................................................................................	15	External Growth / Investments in Real Estate
Investor Information .................................................................................	16	Investments in Real Estate ................................................................	35
Financial and Asset Base Highlights .....................................................	17	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Tenant Base ...............................................	19	Recent Deliveries ...........................................................................	36
Internal Operating Metrics		Under Construction ........................................................................	38
Key Operating Metrics .............................................................................	20	Summary of Pipeline ......................................................................	40
Same Property Performance ..................................................................	22	Construction Spending ........................................................................	44
Leasing Activity .........................................................................................	23	Capitalization of Interest .....................................................................	45
Contractual Lease Expirations ...............................................................	24	Joint Venture Financial Information ...................................................	46
Top 20 Tenants .........................................................................................	26	Balance Sheet Management
Summary of Properties and Occupancy ..............................................	27	Investments ..........................................................................................	48
Property Listing ........................................................................................	29	Balance Sheet ......................................................................................	49
		Key Credit Metrics ...............................................................................	50
		Summary of Debt .................................................................................	51
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	54

CONFERENCE CALL INFORMATION:
Tuesday, October 27, 2026 2:00 p.m. Eastern Time 11:00 a.m. Pacific Time

(833) 366-1125 (U.S./Canada) (412) 902-6738 (International)
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iii

"Alexandria is a remarkable organization that has enriched the ecosystem."

PHILIP A SHARP, PhD
Nobel Laureate; Institute Professor Emeritus, Koch Institute for Integrative Cancer Research at Massachusetts Institute of Technology

ALEXANDRIA’S MEGACAMPUS™ PLATFORM REPRESENTS
80% OF OUR ANNUAL RENTAL REVENUE

ALEXANDRIA:
MISSION–DRIVEN COMPANY &
THE MOST TRUSTED BRAND IN
LIFE SCIENCE REAL ESTATE
WE INVENTED IT. WE DOMINATE IT.

HIGHEST-QUALITY AND LARGEST ASSET BASE CLUSTERED IN MISSION-CRITICAL MEGACAMPUSES IN THE KEY CENTERS OF LIFE SCIENCE AND ADVANCED TECHNOLOGY INNOVATION

LEADING TENANT BASE WITHIN THE LIFE SCIENCE REAL ESTATE SECTOR

HIGH-QUALITY, LONG-TERM CASH FLOWS

PROVEN UNDERWRITING EXPERTISE

STRONG AND FLEXIBLE BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM WITH DEEP SECTOR EXPERTISE
As of September 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iv

50 YEARS AGO GENENTECH SPARKED THE BIOTECHNOLOGY REVOLUTION

Genentech pioneered commercialization of recombinant DNA technology, effectively launching the modern biotech industry and setting a foundation for decades of life-changing medicine.

TODAY, 10,000 DISEASES REMAIN – 90% STILL WITHOUT TREATMENT[1]

KEY DISEASE AREAS OF SIGNIFICANT UNMET NEED IN THE UNITED STATES

CHRONIC DISEASE

129M

Adults Suffering From One or More Chronic Diseases[2]

HEART DISEASE

1 in 5

Deaths Due to Heart Disease, the Leading Cause of Death[3]

CANCER

40%

of Individuals Will Be Diagnosed With Cancer During Their Lifetime[4]

ALZHEIMER'S DISEASE

7.2M

Adults Over 65 Living With Alzheimer's Disease[5]

(1)Sources: Haendel et al., “How many rare diseases are there?”, Nature Reviews Drug Discovery, 2020; National Organization for Rare Disorders as cited in The Wall Street Journal, 2025.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.”
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects the U.S. estimate for 2022.
(4)Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to lack of collection during the COVID-19 pandemic.
(5)Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	v

FOUR PILLARS OF THE U.S. LIFE SCIENCE INDUSTRY ARE COLLECTIVELY CRITICAL TO DRIVING DEMAND

STRONG BASIC & TRANSLATIONAL RESEARCH

Discovery of fundamental disease biology that underpins the development of future medicines

ROBUST ENTREPRENEURIAL ENVIRONMENT & ACCESS TO COST-EFFICIENT CAPITAL

Biotech company formation and biopharma R&D investment in bold science with the potential to significantly improve and extend lives

REIMBURSEMENT FOR INNOVATIVE MEDICINES

Drug pricing policy that incentivizes development of new medicines

RELIABLE REGULATORY FRAMEWORK AND PACE OF FDA APPROVALS

Transparent and dependable process for evaluating new medicines that is supported by reliable timelines and open communication

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vi

2026: Amid Market and Policy Uncertainty, the Life Science Industry is Navigating Complex Regulatory Dynamics and Global Competition

JAN

- Appellate court rules against NIH 15% indirect cost cap

FEB

- Bipartisan congressional support approves full $48.7B FY26 NIH budget, rejecting administration's proposed cuts
- FDA to allow one pivotal trial instead of two for drug approval
- RFK Jr. announces key leadership changes ahead of midterm elections

MAR

- FDA CBER Director Vinay Prasad announces his departure
- Federal judge halts CDC's childhood vaccine overhaul
- Iran conflict pressures inflation and interest rates, weighing on biotech funding, valuations, and risk appetite
- Global biotech licensing deals out of China reach ~$60B in 1Q26
- Bipartisan House lawmakers signal willingness to counter China's significant biotech gains

APR

- Trump imposes 100% tariffs on pharma companies that do not strike US manufacturing deals
- Trump administration drops court fight to cap NIH indirect cost payments
- Trump reauthorizes SBIR and STTR grant programs
- Trump nominates pro-vaccines Erica Schwartz as CDC Director
- Kailera Therapeutics raised a $625M IPO, topping the prior biotech IPO record set by Moderna in 2018
- FDA names Katherine Szarama acting director of CBER

MAY

- Legislative proposal, Next Generation US Clinical Development to Accelerate Cures Proposal, proposed to modernize the clinical trials process for faster and more accessible clinical trials in the U.S.
- FDA Commissioner Marty Makary resigns and Kyle Diamantas named as Acting FDA Commissioner
- US Supreme Court declined to hear multiple cases brought by pharma challenging the IRA's Medicare Drug Price Negotiation Program

JUN

- FDA approves 23 novel therapies through the first half of the year, on par to historical trends
- HHS announces Operation TrialBlazer an initiative to accelerate domestic drug development by cutting regulatory delays, leveraging AI, and compressing FIH timelines
- Chris Klomp nominated as HHS Deputy Director
- Bipartisan House bill, BINSA, proposed to restrict investment in Chinese biotech companies. If passed, in-licensing of Chinese assets could be subject to treasury department review
- WuXi AppTec listed on the U.S. Dept of War's roster of "Chinese military companies," and thus subject to restrictions under the Biosecure Act

JUL

- Replimune melanoma drug receives FDA approval after two rejections
- Record biopharma M&A continues with the announced Vertex acquisition of rare disease biotech Crinetics for $10B
- FDA finalizes guidance expanding oncology trial eligibility criteria to improve enrollment and modernize clinical trial design

AUG

- Senate confirms Erica Schwartz as CDC director
- Trump nominates Heidi Overton to lead the FDA
- Senate introduces bipartisan bill to restrict outbound investment in Chinese biotechs, BINSA, mirroring the June House Binsa bill
- MRNA/MERCK announce positive Phase III data for pioneering personalize cancer vaccine
- FDA approves Rasonque, a first in class targeted therapy for pancreatic cancer, 7 months ahead of the typical FDA approval timeline
- Nine additional biopharma strike MFN deals with the Trump administration

SEP

- Acting FDA CBER/CDER heads confirmed as permanent division heads
- FDA launches Expedited IND Pilot to accelerate initiation of first-in-human clinical trials
- FDA approves 22 novel therapies in 3Q26, bringing YTD approvals to 45
- Senate holds confirmation hearings for FDA Commissioner nominee Heidi Overton and HHS Deputy Secretary nominee Chris Klomp

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vii

2026 FDA Approvals Are On Track for a Record Year, with 22 Novel Therapies Approved in 3Q

22
36
46
48
45
2006-2010
2011-2015
2016-2020
2021-2025
YTD 3Q26

AVERAGE ANNUAL APPROVALS PER 5-YEAR PERIOD
2006-2025

46%

FDA Approvals Marketed by Alexandria Tenants Since 2015

SELECT NOVEL THERAPIES FROM ALEXANDRIA TENANTS IN 2026

AstraZeneca

BAXFENDY

First-in-class aldosterone synthase inhibitor (ASI) for the treatment of hypertension

GSK

LYNAVOY

First approved therapy to treat cholestatic pruritus in primary biliary cholangitis

Lilly

FOUNDAYO

Treatment to reduce excess body weight and maintain long term weight reduction in adults with obesity

Source: U.S. Food and Drug Administration, September 2026. YTD 3Q26 covers the period from January 1, 2026 to September 30, 2026.
Novel therapies approved by the FDA (Center for Drug Evaluation and Research) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	viii

37 Trillion
CELLS IN THE HUMAN BODY

3.2 Billion
DNA BASEPAIRS
(“Genetic Letters”)
IN A HUMAN CELL

“It’s worth understanding why biology in general is difficult… It’s not just complex, it’s actually just huge. Like huge, huge. All the numbers are big, no matter what they are. And it’s huge enough that it’s bigger than our experimental capacity ever. It gets bigger than, you know, number of cells on the planet, definitely people on the planet, stars in the universe, atoms in the universe.”

– AVIV REGEV
Head, Executive Vice President,
Genentech Research and Early Development

AI SUPPORTS – BUT DOES NOT REPLACE –
PHYSICAL EXPERIMENTATION DONE IN A LAB
AI’s Impact on Drug Discovery is Constrained
By The Complexity of Human Biology

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	ix
ALEXANDRIA’S PATH FORWARD

Maintain a Strong and Flexible Balance Sheet, Significant Liquidity, and Targeted Leverage

Steadily Improve Occupancy and Increase NOI, Focusing on Leasing to All Sectors of Our Tenant Base

Reduce Capital Spend and Funding Needs while Prioritizing Capital Necessary to Lease Space

Execute on Cost-Efficient Sources of Capital, Including Land and Non-Core Dispositions, Sales of Partial Interests, and Other Capital to Support Our Leverage Ratio Targets

Continue to Successfully Manage G&A

Maintain Optionality for Future Growth Focused on MegacampusTM Investment

Consider Flexible and Opportunistic Share Buyback Plan

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	x
ALEXANDRIA CONTINUES TO MAINTAIN A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY
On track for annualized 4Q26 leverage guidance of 5.6x to 6.2x while maintaining $4.6B in liquidity

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2022(2)
$4.6B	95.5%

REMAINING DEBT TERM (IN YEARS)(3)	DEBT INTEREST RATE
11.6	4.33%
Longest Among S&P 500 REITs(4)

4Q26 ANNUALIZED GUIDANCE
5.6x to 6.2x	3.4x to 3.9x
NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA	FIXED-CHARGE COVERAGE RATIO
TOP 20%
CREDIT RATING RANKING
AMONG ALL PUBLICLY TRADED
U.S. REITS(1)
BBB+
Negative
WEIGHTED AVERAGE
Baa2
Stable
As of September 30, 2026, unless stated otherwise. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Top 20% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of September 30, 2026.
(2)Represents the average quarterly percentage of fixed-rate debt as of each quarter-end from January 1, 2022 through September 30, 2026.
(3)Pro forma for the potential early redemption of our junior subordinated notes payable on February 15, 2032, our weighted-average remaining debt term would have been 9.7 years.
(4)Sources: S&P Global Market Intelligence, Bloomberg Professional Services, or company filings as of June 30, 2026, except for ARE, which is as of September 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xi
ALEXANDRIA HAS THE LONGEST DEBT MATURITY PROFILE AMONG
S&P 500 REITS: WEIGHTED-AVERAGE REMAINING DEBT TERM OF 11.6 YEARS(1)
6%
OF
TOTAL
DEBT
28%
OF TOTAL DEBT
(2)

(1)

No Maturities

2037–2048

Unsecured senior notes payable	Unsecured senior line of credit and commercial paper(2)	Junior subordinated notes payable(1)

Debt Maturities by Year
($ in millions)
As of September 30, 2026, unless stated otherwise.
(1)Reflects our junior subordinated notes payable due in 2057. We may redeem these notes at 100% of principal plus accrued and unpaid interest during the period beginning November 17, 2031 and ending on February 15, 2032, and thereafter on any interest payment date. Pro forma for the potential early redemption of our junior subordinated notes payable on February 15, 2032, our weighted-average remaining debt term would have been 9.7 years.
(2)Refer to footnotes 2 through 4 on page 51 under “Fixed-rate and variable-rate debt” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xii
ALEXANDRIA’S 11.6-YEAR(1) WEIGHTED-AVERAGE REMAINING DEBT TERM
IS THE LONGEST AMONG S&P 500 REITS AND EXCEEDS 2X THE AVERAGE
DEBT TERM FOR THESE REITS
5.4 Years
Average Debt Term
of other S&P 500 REITs
as of June 30, 2026

WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)
Sources: S&P Global Market Intelligence, Bloomberg Professional Services, or company filings. S&P 500 REIT peer group constituents and peer data are as of June 30, 2026, except for ARE, which is as of September 30, 2026.
(1)Our junior subordinated notes payable have a 30-year maturity. We can redeem the notes at 100% of principal plus accrued and unpaid interest during the period beginning November 17, 2031 and ending on February 15, 2032, and thereafter on any interest payment date. Pro forma for the potential early redemption of our junior subordinated notes payable on February 15, 2032, our weighted-average remaining debt term would have been 9.7 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiii

2026 SOURCES OF CAPITAL: $1.9B(1) TRANSACTIONS

Excludes $1.0B of Junior Subordinated Notes Completed

$717M
$355M
(1)
~$2.6B
Completed
& Pending
$1.9B
Guidance
Midpoint
$1.55B

Completed & Pending is More Than Required Which May Allow Us to Defer Some Proceeds Into 2027(2)
Refer to “Dispositions and sales of partial interests” in the Earnings Press Release for additional details. The status of completed and pending transactions is as of October 26, 2026.
(1)Based on the midpoint of our 2026 guidance range for dispositions and sales of partial interests. The amount has been updated to reflect the $1.0 billion junior subordinated note offering. Actual results may differ significantly.
(2)Refer to “Key sources and uses of capital” under “2026 Guidance” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiv

ALEXANDRIA’S CONTINUED FOCUS ON REDUCING CAPITAL SPEND AND FUNDING NEEDS WHILE PRIORITIZING CAPITAL NECESSARY TO LEASE SPACE

ALEXANDRIA CENTER® FOR LIFE SCIENCE – FENWAY | 421 PARK DRIVE
~$136 MILLION REDUCTION IN FUTURE CONSTRUCTION SPEND THROUGH EXPECTED SALE TO AN INSTITUTIONAL USER
339,668 RSF; anticipated closing in 4Q26

THE ARSENAL ON THE CHARLES | 311 ARSENAL STREET
~$220 MILLION REDUCTION IN FUTURE CONSTRUCTION SPEND THROUGH PIVOT TO LOWER- COST ADVANCED TECHNOLOGY USE
339,020 RSF project; 66,859 RSF leased and 100,684 RSF under negotiation

As of October 26, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xv

SUBSTANTIAL REDUCTION IN LAND AND DEVELOPMENT AND REDEVELOPMENT DRIVES DECREASE IN AVERAGE REAL ESTATE BASIS REQUIRING CAPITALIZATION OF INTEREST
AVERAGE REAL ESTATE BASIS REQUIRING CAPITALIZATION OF INTEREST
($ IN BILLIONS)

$4.0B
$4.1B
$3.9B
$3.0B
$4.1B
$2.9B
$3.3B
$2.6B
2025
1Q26
2Q26
3Q26
4Q26
Projected

$8.1B
$7.0B
$6.9B

Development/ Redevelopment Under Construction and Repositioning Projects
Land/Future Development
$5.9B(1)
$3.4B – $4.9B
(2)
(1)In addition to capitalized interest, we capitalize other qualifying project costs, including property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties. If we cease activities necessary to prepare a project for its intended use, related costs are expensed as incurred. Annualized capitalized operating expenses represent approximately 2% of the total average real estate basis subject to capitalization for 3Q26.
(2)The decrease in average real estate basis from 3Q26 to 4Q26 primarily reflects the cessation of capitalization for projects at 421 Park Drive on the Alexandria Center® for Life Science – Fenway Megacampus and Alexandria Stanford Life
Science District, both of which were classified as held for sale as of September 30, 2026, as well as a delivered project at Alexandria Center® for Life Science – Waltham Megacampus during 3Q26. Refer to “Capitalization of interest” in the
Supplemental Information for additional detail.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvi

REDUCTION IN NON-INCOME-PRODUCING AND NON-CORE ASSETS

Non-Income-Producing Assets(1) as
a Percentage of Gross Assets
Annual Rental Revenue
(“ARR”)
From Non-Core Assets as
a Percentage of Total ARR(2)
20%
17%

Development/ Redevelopment Under Construction
Land/Future Development
9% to 11%
11% to 16%
12%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Excludes land and development parcels classified as held for sale which represented approximately 1% of total non-income-producing assets as of September 30, 2026, compared with approximately 1% as of December 31,
2025 and 2024.
(2)Represents non-core assets outside of our Megacampus ecosystems.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvii
FOCUS ON STEADY IMPROVEMENT IN
OCCUPANCY AND NOI
+3.7% future benefit to occupancy from 1.3 million RSF of leased space not yet occupied as of 3Q26(1)
FOCUS ON
INCREASING
OCCUPANCY and
CASH FLOWS through
LEASING
BEST ASSETS in the
  BEST LOCATIONS
BEST LEASING
TEAMS
SECTOR-FOCUSED
LEASING TEAMS
WITH DEEP TENANT
RELATIONSHIPS
THE ALEXANDRIA
MEGACAMPUSES™
(1)Represents 1.3 million RSF of leases executed but not occupied as of September 30, 2026, with a weighted-average future expected occupancy date of approximately June 2027. These leases are expected to generate annual rental revenue of approximately $52 million. We expect 32% of the total 1.3 million RSF to be delivered by December 31, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xviii

3Q26 TOTAL LEASING VOLUME EXCEEDS 1.2M RSF AND EXCEEDS 1Q25–2Q26 AVERAGE DRIVEN BY STRONG LEASING OF VACANT SPACE Largest Total Quarterly Volume Since 4Q24

1,031 RSF
770 RSF
1,171 RSF
1,221 RSF
647 RSF
1,039 RSF
1,236 RSF
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
3Q26

SUBSTANTIAL TOTAL LEASING VOLUME IN 3Q26

1.2M RSF LEASED IN 3Q26

+256K RSF ABOVE 1Q25–2Q26 AVERAGE UP 26%

980 RSF 1Q25–2Q26 AVERAGE

QUARTERLY TOTAL LEASING VOLUME (RSF IN THOUSANDS)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xix

TENANTS CONTINUE TO MAKE LONG-TERM LEASE COMMITMENTS WITH ALEXANDRIA YTD 3Q26 leases executed at a 10.9-year weighted-average term

7.9
9.1
7.8
7.3
8.8
8.1
11.3
8.9
11.9
10.9
2017
2018
2019
2020
2021
2022
2023
2024
2025
YTD
3Q26

WEIGHTED-AVERAGE TERM OF LEASES SIGNED IN YTD 3Q26
10.9 YEARS
ONE OF THE LONGEST LEASE TERMS IN A DECADE

21%
ABOVE 2017–2025 AVERAGE LEASE TERM OF 9.0 YEARS

9.0 Years 2017–2025 AVERAGE

WEIGHTED AVERAGE LEASE TERMS (IN YEARS)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xx
SOLID 3Q26 LEASING VOLUME DRIVEN BY STRONG LEASING
OF VACANT SPACE
Second-Highest Quarterly Leasing of Previously Vacant Space in Company History in 3Q26
1,250
1,236
1,039
647
(1)

Renewals & Re-leasing	Development & Redevelopment	Previously Vacant	Projected Total Leasing

QUARTERLY TOTAL LEASING VOLUME
(RSF IN THOUSANDS)
Refer to “Leasing activity” in the Supplemental Information for additional details.
(1)The projected 4Q26 leasing volume is an estimate based on our current assessment of a range of potential leasing outcomes, subject to ongoing negotiations. These assumptions are inherently uncertain, and some or all of the contemplated transactions may not be executed by December 31, 2026, or at all. Accordingly, actual results may differ materially from this estimate. Refer to the “Forward-Looking Statements” in the Earnings Press Release for
additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxi
ALEXANDRIA’S LEASING VOLUME IS DRIVEN BY OUR DIVERSE TENANTS
74% of our leasing activity during the last twelve months was generated from our existing tenant base
(1)
(2)
(3)
(4)
3Q26 Leasing Volume by Tenant Type
(% of 3Q26 Total RSF Leased)
Percentage of Alexandria’s Annual Rental Revenue
(as of September 30, 2026)
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including the definition of annual rental revenue.
(1)Includes one 20-year lease to a non-life science tenant in our Research Triangle market.
(2)Represents the percentage of our annual rental revenue generated by professional services, finance, construction/real estate companies, and retail-related tenants.
(3)89% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants.
(4)80% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxii

ALEXANDRIA	MARKET	ALEXANDRIA OUTPERFORMANCE
Greater Boston			
San Diego			
San Francisco Bay Area

ALEXANDRIA’S OCCUPANCY PERFORMANCE IN ITS TOP 3 MARKETS
HAS SIGNIFICANTLY EXCEEDED OVERALL MARKET
OCCUPANCY AS OF 3Q26
(1)

81.0%	75.3%	+	570	bps

89.7%	77.6%	+	1,210	bps

87.1%	74.7%	+	1,240	bps
(1)Source: Alexandria’s proprietary market database. Represents the occupancy in the Greater Boston, San Diego, and San Francisco Bay Area markets as of September 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxiii

CONTINUED SUCCESSFUL MANAGEMENT OF G&A EXPENSES
ARE generates almost 2x the NOI per G&A expense on average compared to S&P 500 REITs

7.5%	14.3%
Alexandria 3Q26(1)	S&P 500 REIT(2) Average 2023–2025 (excluding Alexandria)

GENERAL AND ADMINISTRATIVE EXPENSES AS A
PERCENTAGE OF NET OPERATING INCOME(3)
(1)Trailing twelve months ended September 30, 2026.
(2)Source for S&P 500 REIT data: S&P Global Market Intelligence.
(3)Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	1
Alexandria Real Estate Equities, Inc. Reports
3Q26 and YTD 3Q26 Net Loss per Share – Diluted of $3.74 and $2.06, respectively, and
3Q26 and YTD 3Q26 FFO per Share – Diluted, as Adjusted, of $1.54 and $5.00, respectively
PASADENA, Calif. – October 26, 2026 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the third quarter ended September 30, 2026.

KEY HIGHLIGHTS

Operating results	3Q26		3Q25	YTD 3Q26	YTD 3Q25
Net loss attributable to Alexandria’s common stockholders – diluted:
In millions	$(638.5)	(1)	$(234.9)	$(351.4)	$(356.1)
Per share	$(3.74)		$(1.38)	$(2.06)	$(2.09)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$264.4		$377.8	$856.5	$1,166.3
Per share	$1.54		$2.22	$5.00	$6.85
(1)Includes $637.9 million of real estate impairment charges related to assets held for sale for 3Q26. Refer to
“Funds from operations and funds from operations per share” in the Earnings Press Release for details.

A best-in-class REIT with a high-quality and diverse tenant base, strong margins, and long lease terms

(As of or for the three months ended September 30, 2026, unless stated otherwise)
Occupancy of operating properties	87.1%
Occupancy of operating properties, including executed leases with future occupancy	90.8%
Percentage of annual rental revenue in effect from Megacampus platform	80%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	57%
Operating margin	66%
Adjusted EBITDA margin	65%
Percentage of leases containing annual rent escalations	97%

Weighted-average remaining lease term:
All tenants	7.7	years
Top 20 tenants	10.0	years

Strong 3Q26 tenant collections:
3Q26 rents and receivables collected as of October 26, 2026	99.9%

Strong and flexible balance sheet with significant liquidity; top 20% credit rating ranking among all publicly traded U.S. REITs; long-duration remaining debt term (as of 9/30/26)
•$21.01 billion in total market capitalization and $8.11 billion in total equity capitalization.
•Net debt and preferred stock to Adjusted EBITDA:
•4Q26 annualized target: 5.6x–6.2x.
•3Q26 annualized: 6.9x; 6.6x on a pro forma basis reflecting the October 2026 closing of the sale of our partial interest in the Campus Point by Alexandria joint venture.
•Significant liquidity of $4.56 billion and closed extension of our $5.0 billion unsecured senior line of credit to 2032.
•Only 6% of our total debt matures through 2028.
•11.6-year weighted-average remaining debt term, the longest among S&P 500 REITs.
•Total debt and preferred stock, as adjusted, to gross assets of 30%.
•Intermediate-term goal for leverage: mid-5x range.

Solid 3Q26 total leasing volume exceeding 1.2 million RSF; highest total quarterly volume since 4Q24
•3Q26 total leasing volume surpassed 1.2 million RSF, exceeding the 1Q25–2Q26 quarterly average of 979,822 RSF by approximately 256,000 RSF, and representing the highest quarterly volume since 4Q24.
•Includes 450,961 RSF of leasing of previously vacant space, the second-highest quarterly amount in company history.
•74% of our leasing activity during the last twelve months was generated from our existing tenant base.

Leasing Volume in RSF:	3Q26	2Q26	1Q26	YTD 3Q26
Leasing of previously vacant space	450,961	329,148	148,734	928,843
Leasing of development and redevelopment space	—	68,771	117,935	186,706
	450,961	397,919	266,669	1,115,549
Lease renewals and re-leasing of space	785,069	640,998	380,687	1,806,754
Total leasing volume	1,236,030	1,038,917	647,356	2,922,303
Lease renewals and re-leasing of space:
Rental rate changes	(2.4)%	(0.7)%	(15.0)%	(5.1)%
Rental rate changes (cash basis)	(3.3)%	(4.3)%	(15.8)%	(6.9)%

Ongoing execution of Alexandria’s capital recycling strategy
We plan to continue funding a significant portion of our capital requirements for the year ending
December 31, 2026 through dispositions of land, non-core dispositions, and sales of partial interests. In October 2026, we completed the sale of an approximately 29% noncontrolling interest in Campus Point by Alexandria Megacampus for $475.0 million to a new joint venture partner.

Sources of capital: transactions	Sales Price
(dollars in millions)
Non-core and land dispositions	$242
Sales of partial interests	475
Completed as of October 26, 2026	717
Pending transactions subject to:
Non-refundable deposits	355
Signed letters of intent and/or purchase and sale agreement late-stage negotiations	1,548
2,620
Proceeds from dispositions and sales of partial interests in excess of 2026 guidance midpoint which may be deferred into 2027	(720)
2026 guidance midpoint for dispositions and sales of partial interests	$1,900
Refer to “Definitions and reconciliations” in the Supplemental Information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	2

Third Quarter Ended September 30, 2026 Financial and Operating Results (continued)
September 30, 2026

Occupancy of operating properties and leasing progress

Occupancy of operating properties as of June 30, 2026	86.9%
Key changes to occupancy of operating properties:
Reclassification of 339,020 RSF at 311 Arsenal Street from redevelopment to operating in 3Q26, including 167,543 RSF of executed leases and leases under negotiation for space not yet delivered	(0.9)	(1)
Reclassification of held-for-sale properties with vacancy	0.6
Net increase in occupancy primarily due to lease commencements during 3Q26	0.5
Occupancy of operating properties as of September 30, 2026	87.1
Vacant operating space with executed leases and future occupancy	3.7	(2)
Occupancy of operating properties as of September 30, 2026, including executed leases with future occupancy	90.8%
(1)Refer to “Resolution of certain construction projects under evaluation and reduction of capital spend and funding needs” in this Earnings Press Release for additional details.
(2)Represents executed leases aggregating 1.3 million RSF within our operating portfolio, with occupancy expected upon completion of building and/or tenant improvements. The weighted-average expected occupancy date is approximately June 2027, with expected annual rental revenue of approximately $52 million. We expect 32% of the total 1.3 million RSF to be occupied by December 31, 2026. The RSF presented excludes 686 thousand RSF of pre-leased space related to development and redevelopment projects under construction with future delivery. Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
KEY OPERATING METRICS

Operating metrics	3Q26		YTD 3Q26
Same property performance:
Net operating income changes	(6.7)%	(1)	(9.2)%	(1)
Net operating income changes (cash basis)	(2.8)%	(1)	(8.4)%	(1)
Occupancy – current-period average	88.1%		88.6%
Occupancy – same-period prior-year average	91.7%		92.8%

Refer to “Same property comparisons” and “Net operating income” under “Definitions and reconciliations” in the
Supplemental Information for additional details and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)The decline was due to a decrease in same property occupancy, primarily driven by previously disclosed key lease expirations with expected downtime aggregating 282,878 RSF and 1.2 million RSF in 3Q26 and YTD 3Q26, respectively, with weighted-average lease expiration dates of August 2026 and April 2026, respectively.

Resolution of certain construction projects under evaluation and reduction of capital spend and funding needs
•We entered into a purchase and sale agreement with an institutional user for the sale of 421
Park Drive on the Alexandria Center® for Life Science – Fenway Megacampus, aggregating
339,668 RSF, which represents substantially all of our development project at this location.
The disposition is expected to generate significant sales proceeds and to reduce future potential construction spend by approximately $136 million, with closing anticipated in 4Q26.

Resolution of certain construction projects under evaluation and reduction of capital spend and funding needs (continued)
•We have executed leases of 66,859 RSF and have additional leases under negotiation of
100,684 RSF for advanced technology use at our project at 311 Arsenal Street on The
Arsenal on the Charles Megacampus. This activity enables us to pivot the redevelopment project to a lower-cost advanced technology use, reducing future potential construction spend by approximately $220 million. As a result of this leasing progress, the entire project aggregating 339,020 RSF was reclassified from redevelopment to operating as of 3Q26.
•We continue to evaluate the business and financial strategy for three remaining projects aggregating 667,002 RSF, including options that could further reduce future construction funding requirements.
•Non-income-producing assets for 3Q26 are 12% of gross assets, a reduction of 800 bps since 4Q24.

Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $40 million during 3Q26, with an additional $85 million expected from projects to be delivered by 4Q28

•During 3Q26, we placed into service 529,061 RSF of development and redevelopment projects across multiple submarkets. The projects were 84% occupied at delivery and generated incremental annual net operating income aggregating $40 million. 3Q26 key deliveries included:
•198,992 RSF to Novo Nordisk for its R&D Center at 60 Sylvan Road on the Alexandria
Center® for Life Science – Waltham Megacampus.
•174,662 RSF at 99 Coolidge Avenue located on a Megacampus in Watertown.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $67 million upon the burn-off of initial free rent, which has a weighted-average remaining period of approximately four months.
•80% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF	Occupied/ Leased/ Negotiating Percentage
(dollars in millions)
Placed into service:
1H26	$58		532,219	91%
3Q26	40		529,061	84
Placed into service in YTD 3Q26	$98	(1)	1,061,280	87%

Expected to be placed into service:(2)
2027	$24		905,582	77%
2028	61
	$85
(1)Excludes future incremental annual net operating income from spaces placed into service that were vacant and/or unleased at delivery.
(2)Excludes 667,002 RSF of redevelopment projects currently under evaluation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	3

Third Quarter Ended September 30, 2026 Financial and Operating Results (continued)
September 30, 2026

Continued successful management of general and administrative expenses
•For the trailing twelve months ended September 30, 2026, our general and administrative expenses represented 7.5% of net operating income, nearly half the average of other S&P
500 REITs for 2023–2025.
•Compared to 2024, we continue to expect approximately $76 million of cumulative general and administrative expense savings for the two-year period 2025 and 2026 (based on the midpoint of our 2026 guidance range). Some of the cost savings in 2025 were temporary, and approximately half of the cost reductions achieved in 2025 are expected to continue in 2026
(based on the midpoint of our 2026 guidance range).

Key capital events
•In August 2026, we completed a public offering of $1.00 billion aggregate principal amount of 7.250% Series A fixed-to-fixed reset rate junior subordinated notes due 2057. The notes will initially bear interest at 7.250% per year through, but excluding, February 15, 2032.
Thereafter, the interest rate will reset every five years to the five-year U.S. Treasury rate plus 2.889%, subject to a minimum interest rate of 7.250%. We may elect to defer interest payments for up to five consecutive years, subject to the terms of the notes, including certain restrictions on paying dividends and repurchasing equity. We may also redeem at
100% of principal plus accrued and unpaid interest during the period beginning
November 17, 2031 and ending on February 15, 2032, and thereafter on any interest payment date. This issuance supports our liquidity, capital structure, and deleveraging objectives while receiving 50% equity treatment from key rating agencies for purposes of the computations of leverage, fixed charges, and other credit metrics.
•In September 2026, we closed our amended and restated $5.0 billion unsecured senior line of credit which, among other changes, extended the maturity date from January 22, 2030 to
January 22, 2032, including extension options that we control. The amendment also reduced the applicable borrowing rate to SOFR plus 0.725% from SOFR plus 0.835%. In connection with the amendment, we recognized a loss on early extinguishment of debt of approximately
$3.3 million related to the partial write-off of unamortized loan fees.
•Under our common stock repurchase program authorized in December 2025, we may repurchase up to $500.0 million of our common stock through December 31, 2026. As of
September 30, 2026, no shares have been repurchased under this program and $500.0 million remains available for future share repurchases.

Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared of $0.72 per share for 3Q26, consistent with the preceding quarter. The declared dividend per common share reflects our commitment to maintaining the strength of our balance sheet, enhancing financial flexibility, supporting liquidity, and sharing cash flows with our stockholders.
•Significant net cash provided by operating activities, as adjusted, retained for reinvestment aggregating $2.55 billion for the years ended December 31, 2022 through 2025 and the midpoint of our 2026 guidance range.
•Dividend yield of 6.1% as of September 30, 2026 and dividend payout ratio of 47% for the three months ended September 30, 2026.

Investments
•As of September 30, 2026:
•Our non-real estate investments aggregated $1.74 billion.
•Unrealized gains presented in our consolidated balance sheet were $243.9 million, comprising gross unrealized gains and losses aggregating $322.4 million and $78.5 million, respectively.
•Investment income of $24.0 million for 3Q26, presented in our consolidated statement of operations, consisted of $16.0 million of realized gains, $21.6 million of unrealized gains, and
$13.6 million of impairment charges.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	4

2026 Guidance
September 30, 2026
(Dollars in millions, except per share amounts)

Guidance for 2026 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2026. There can be no assurance that actual results will not be materially higher or lower than these expectations. Our guidance for 2026 is subject to a number of variables and uncertainties. Refer to our discussion of “forward-looking statements” on page 9 of the
Earnings Press Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Projected 2026 Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted	As of 10/26/26	As of 8/3/26	Key Changes

Funds from operations per share, as adjusted(1)	$6.38 to $6.42	$6.35 to $6.45	No change to the midpoint, range narrowed by 6 cents
Midpoint	$6.40	$6.40

Key Credit Metrics Targets	As of 10/26/26	As of 8/3/26	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q26 annualized	5.6x to 6.2x	5.6x to 6.2x	No Change
Fixed-charge coverage ratio – 4Q26 annualized	3.4x to 3.9x	3.6x to 4.1x	0.2x reduction(2)

	As of 10/26/26				As of 8/3/26 Midpoint
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities, as adjusted	$475	$575	$525		$525
Dispositions and sales of partial interests	1,100	2,700	1,900	(3)	2,900
Total sources of capital	$1,575	$3,275	$2,425		$3,425
Uses of capital:
Construction(4)	$1,500	$2,000	$1,750		$1,750
Reduction in unsecured debt	75	1,275	675	See below	1,675
Total uses of capital	$1,575	$3,275	$2,425		$3,425
Reduction in unsecured debt (included above):
Repayment of unsecured senior notes payable with 2026 maturities	$650	$650	$650	$650	$650
Tender offers for partial principal repayments of unsecured senior notes payable	952	952	952	$952	952
Issuance of unsecured senior notes payable	(750)	(750)	(750)	$(750)	(750)
Issuance of junior subordinated notes payable(3)	(1,000)	(1,000)	(1,000)	$(1,000)	—
Unsecured senior line of credit, commercial paper, and other	223	1,423	823		823
Reduction in unsecured debt	$75	$1,275	$675		$1,675

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details on key credit metrics.
(1)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real Estate Equities, Inc.’s common stockholders” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Reduction primarily reflects the $1.00 billion issuance of 7.250% Series A fixed-to-fixed reset rate junior subordinated notes due 2057, as further discussed in footnote 3 below.
(3)In August 2026, we issued $1.00 billion of 7.250% Series A fixed-to-fixed reset rate junior subordinated notes due 2057, allowing us to reduce the midpoint of our 2026 dispositions and sales of partial interests guidance by $1.0 billion. The proceeds from this issuance support our capital structure and deleveraging objectives, and the notes receive 50% equity treatment from key rating agencies for the computation of key credit metrics. Refer to the Earnings Press Release in the Supplemental Information for additional details. We do not anticipate the issuance of any common equity during 2026. As of October 26, 2026, completed dispositions and sales of partial interests aggregated $716.8 million, our share of pending dispositions and sales of partial interests subject to non-refundable deposits aggregated $355.4 million and signed letters of intent and/or purchase and sale agreement late-stage negotiations aggregated $1.55 billion. These transactions aggregate approximately $2.62 billion, exceeding the $1.90 billion midpoint of our 2026 guidance and potentially providing advanced funding of our 2027 capital needs, whereby certain dispositions and sales of partial interests may be completed in 2026 with proceeds deferred or available to be drawn in 2027, subject to timing and market conditions.
(4)We continue to apply a disciplined approach to reduce construction spending for 2027 and seek to prioritize leased projects with high incremental returns. We expect 2027 construction spending to primarily focus on: (i) revenue- and non-
revenue-enhancing capital expenditures, which are expected to represent the majority of spend, approximately half of which is associated with space that is already leased or under lease negotiations, in order to support the leasing of vacant space and renewals and re-leasing of space at our operating properties and (ii) construction spending required to complete our development and redevelopment projects that are expected to stabilize through 2028 and are 77%
leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	5

2026 Guidance (continued)
September 30, 2026
(Dollars in millions)

	As of 10/26/26		As of 8/3/26		Key Changes to Midpoint
Key Assumptions	Low	High	Low	High

Occupancy of operating properties as of December 31, 2026	86.2%	87.8%	86.2%	87.8%	No Change
Same property performance:
Net operating income changes	(10.5)%	(8.5)%	(10.5)%	(8.5)%
Net operating income changes (cash basis)	(10.5)%	(8.5)%	(10.5)%	(8.5)%
Lease renewals and re-leasing of space:
Rental rate changes	(9.0)%	(1.0)%	(9.0)%	(1.0)%
Rental rate changes (cash basis)	(15.0)%	(7.0)%	(15.0)%	(7.0)%
Straight-line rent revenue	$40	$70	$45	$75	$5 million reduction(1)
General and administrative expenses	$134	$154	$134	$154	No Change
Capitalization of interest	$220	$260	$220	$260
Interest expense	$260	$300	$260	$300	No Change(2)
Realized gains on non-real estate investments(3)	$50	$80	$60	$90	$10 million reduction(3)

(1)Reduction driven primarily by write-offs and reserves of deferred rent related to tenant wind-downs. Our 2026 guidance assumes a $30 million to $35 million reduction in funds from operations related to potential tenant wind-downs, of which approximately $30 million was recognized YTD through 3Q26, including approximately $16 million recognized in 3Q26.
(2)We expect 2026 interest expense to be near the high-end of the range, reflecting, in part, interest expense associated with the $1.0 billion issuance of junior subordinated notes in August 2026.
(3)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted. Excludes unrealized gains and losses and significant gains and impairments realized on non-real estate investments, if any. The midpoint of our revised guidance range for 2026 realized gains on non-real estate investments was reduced by $10 million, primarily due to certain transactions previously expected to close in 2026 that are now expected to close in 2027.
Refer to “Investments” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	6

2026 Guidance (continued)
September 30, 2026

Summary of key items that may impact 2026 and 2027 results
1)  Potential tenant wind-downs
•Our 2026 guidance includes a $30 million to $35 million reduction in funds from operations for potential tenant wind-downs, of which approximately $30 million was recognized during the nine months ended September 30, 2026, including approximately $16 million recognized in 3Q26.
•Based upon current market conditions, we preliminarily estimate at least a similar level of reduction in funds from operations may be necessary in 2027.
•Depending on the timing and magnitude of the specific tenant wind-downs, we anticipate that 2027 occupancy may also be negatively impacted.
2)  Development-related other income
•During the nine months ended September 30, 2026, we recognized development fees and other related revenues of approximately $8.0 million, or $11 million annualized, most of which are expected to cease by the end of 2026 as we complete the respective projects.
3)  Development and redevelopment projects under business and financial strategy evaluation
•We have three redevelopment projects for which the business and financial strategies continue to be evaluated, including whether to continue construction of laboratory improvements, pause construction, pursue lower-investment construction alternatives (including a pivot to advanced technology use), or pursue a disposition. Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
•If we elect to continue to pursue construction of laboratory improvements for these projects, the earliest deliveries of these projects are in 2028.
•If we elect to pursue lower-investment construction alternatives (including a pivot to advanced technology use), we expect these projects would have lower rental rates and stabilized yields compared to our initial underwriting. The incremental capital required for alternative-use construction and corresponding rental rates earned are generally lower than those associated with laboratory improvements.
•As of 3Q26, we have executed leases for 66,859 RSF and have additional leases under negotiation for 100,684 RSF for advanced technology use at our project at 311 Arsenal Street in The Arsenal on the Charles Megacampus. This activity enables us to pivot the redevelopment project to a lower-cost alternative use at lower rental rates and stabilized yields than our initial underwriting.
Therefore, we placed this project, aggregating 339,020 RSF, into operation during 3Q26 and included it in our operating occupancy as of September 30, 2026. Refer to the Earnings Press Release
and “Leasing Activity” in the Supplemental Information for additional details.
•In addition, we entered into a purchase and sale agreement with an institutional user for the sale of our development project at 421 Park Drive on the Alexandria Center® for Life Science – Fenway
Megacampus aggregating 339,668 RSF. The disposition is expected to close in 4Q26, resulting in significant sales proceeds and reducing future construction spending by approximately $136 million.
4)  Capitalization of interest
•Our average real estate basis capitalized during 3Q26 was $5.87 billion. As of September 30, 2026, our real estate basis that continued to qualify for capitalization declined to $4.46 billion, primarily driven by the cessation of capitalization on our projects at 421 Park Drive on the Alexandria Center® for Life Science – Fenway Megacampus and Alexandria Stanford Life Science District, both of which were classified as held for sale as of September 30, 2026, as well as a delivered project at Alexandria Center® for Life Science – Waltham Megacampus in September 2026. During 4Q26, we expect the average real estate basis capitalized to range from $3.4 billion to $4.9 billion. Refer to “Capitalization of interest” in the Supplemental Information for additional detail.
•At each milestone date, we evaluate, on an asset-by-asset basis, whether to (i) proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions,
(ii) pause future investments, or (iii) consider potential dispositions or sales of partial interests of these real estate assets. If we cease the activities necessary to prepare a project for its intended use, costs related to such project, including interest, payroll, property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties, are expensed as incurred. During
3Q26, annualized capitalized operating expenses represented approximately 2% of the total average real estate basis subject to capitalization.
5)  2027 Key lease expirations

2027 Key Lease Expirations
RSF	Annual Rental Revenue	Weighted-Average Expiration Date	Weighted-Average Downtime
1,377,960	$100.5 million	March 2027	9 to 24 months
•We estimate that 1.4 million RSF of leases expiring in 2027, with approximately $100.5 million of annual rental revenue, will have downtime after lease expiration. These 2027 expirations have a weighted-average contractual lease expiration date in
March 2027 and an expected weighted-average downtime ranging from 9 to 24 months. Refer to “Contractual lease expirations” in the Supplemental Information for additional details.
We expect to introduce 2027 guidance and related key assumptions, and 2027 key sources and uses of capital at our Investor Day on December 2, 2026, consistent with our historical practice.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	7

2026 Guidance (continued)
September 30, 2026

Summary of key items that may impact 2027 and 2028 results
The following key considerations for 2027 and 2028 reflect our preliminary expectations based on current market conditions. These expectations could change materially and are subject to a variety of factors, including industry, governmental, geopolitical, and macroeconomic conditions, including changes in interest rates, as well as other factors described in our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
1)  Operating occupancy
•For the year ending December 31, 2027, we expect average operating occupancy to temporarily decline relative to our projected operating occupancy as of December 31, 2026, primarily due to expected downtime associated with the 1.4 million RSF of 2027 key lease expirations disclosed in “Contractual lease expirations” in the Supplemental Information, as well as the potential for tenant wind-downs.
•For the year ending December 31, 2028, we expect average operating occupancy to improve relative to our projected average operating occupancy for the year ending December 31, 2027, driven by the lease-up of temporary vacancy partially offset by approximately 718 thousand RSF of 2028 key lease expirations with expected downtime as disclosed in “Contractual lease expirations” in the
Supplemental Information.
2)  Same property performance
•For the year ending December 31, 2027, we expect same property net operating income performance to improve compared with the midpoint of our guidance range for 2026 but remain negative, primarily due to the expected temporary year-over-year decline in average operating occupancy, including the impact of expected downtime associated with 1.4 million RSF of 2027 key lease expirations.
•For the year ending December 31, 2028, we expect same property net operating income performance to improve compared with 2027, primarily driven by operating occupancy growth and the lease-up of vacant space, subject to leasing and market conditions.
3)  Construction spending
•For 2027, we continue to apply a disciplined approach to reduce construction spending and we seek to prioritize leased projects with high incremental returns. We expect 2027 construction spending to primarily focus on (i) revenue- and non-revenue-enhancing capital expenditures, which are expected to represent the majority of spend, approximately half of which is associated with space that is leased or under lease negotiations, in order to support the leasing of vacant space and renewals and re-leasing of space at our operating properties and (ii) construction spending required to complete our development and redevelopment projects that are expected to stabilize through 2028 and are 77% leased/negotiating as of October 26, 2026.
•For 2028, we expect a further decline in construction spending relative to 2027, primarily driven by lower development and redevelopment spending. Construction spending on revenue- and non-revenue-
enhancing capital expenditures related to our operating portfolio is expected to continue to support the lease-up of temporary vacancy, subject to leasing and market conditions.
4)  Transactional and other capital sources
•For 2027, capital will be required to fund construction spending as we continue to prudently manage our key credit metrics, including net debt and preferred stock to Adjusted EBITDA ratio. In general, we expect to rely on asset recycling transactions, and other sources of cost-effective capital to support the achievement of our 2027 key credit metric ratio targets, including net debt and preferred stock to
Adjusted EBITDA.
•For 2028, if we have growth in Adjusted EBITDA, we may use incremental long-term debt to fund a portion of our capital needs on a leverage neutral basis. In addition, we may use asset recycling and other sources of cost-effective capital to support the achievement of our 2028 key credit metric ratio targets, including net debt and preferred stock to Adjusted EBITDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	8

Dispositions and Sales of Partial Interests
September 30, 2026
(Dollars in thousands)

		Date of Transaction	Interest Sold	Square Footage			Price (Our Share)
Property	Submarket/Market			Operating	Future Development
Completed in 1H26							$7,350

Non-core and land dispositions completed in 3Q26:
3825 and 3875 Fabian Way(1)	Palo Alto/San Francisco Bay Area	7/14/26	100%	228,000	250,000		163,000
One Hampshire Street(2)	Cambridge/Greater Boston	8/21/26	100%	104,956	—		44,900
3911, 3931, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard(3)	Sorrento Valley/San Diego	9/23/26	100%	95,814	144,000		26,500
Dispositions completed in 3Q26							234,400	(4)
Total dispositions completed in YTD 3Q26							241,750

Completed in October 2026:
Sales of partial interests:
Campus Point by Alexandria(5)	University Town Center/San Diego	10/23/26	(5)	1,586,697	366,816		475,000
Total completed 2026 dispositions and sales of partial interests as of October 26, 2026							716,750
Our share of pending dispositions and sales of partial interests subject to:
Non-refundable deposits							355,400
Signed letters of intent and/or purchase and sale agreement late-stage negotiations							1,547,850
							2,620,000
Proceeds from dispositions and sales of partial interests in excess of 2026 guidance midpoint which may be deferred into 2027(6)							(720,000)
2026 guidance midpoint for dispositions and sales of partial interests							$1,900,000

2026 guidance range for dispositions and sales of partial interests					$1,100,000 – $2,700,000
Weighted-average projected completion date of 2026 dispositions and sales of partial interests						November 2026		(7)

(1)Represents one future development project aggregating 250,000 SF at 3825 Fabian Way and one fully leased operating building aggregating 228,000 RSF at 3875 Fabian Way in our Palo Alto submarket. These assets were acquired in
2019 with the intent to develop them for life science use. However, due to the project’s macroeconomic outlook, the assets no longer aligned with our strategy and were sold to a residential developer.
(2)Represents one vacant office property that was originally acquired with the intent to redevelop for life science use and expand our Megacampus ecosystem. The asset was sold due to the macroeconomic outlook for the project and the significant capital required to redevelop and lease the property.
(3)Represents five operating properties, primarily comprising non-laboratory space, and one land parcel. As of 2Q26, these operating properties were 30% occupied with a weighted-average lease term of 2.4 years, and were sold due to the significant capital that would have been required to convert these properties through redevelopment for laboratory use and their misalignment with our Megacampus strategy.
(4)Our share of dispositions completed during the three months ended September 30, 2026 had annual net operating income of $4.4 million (based on 2Q26 annualized results) with a weighted-average disposition date of July 29, 2026.
(5)In October 2026, we completed the sale of an approximately 29% noncontrolling interest in the Campus Point by Alexandria Megacampus for $475.0 million. We expect our new partner’s initial share of the annual distributions to approximate 5.5% of its $475.0 million capital contribution. Upon completion of the sale, our ownership interest decreased from 59% as of September 30, 2026 to approximately 30%. We expect to fund the majority of future construction costs at the Megacampus, which is expected to reduce the ownership interests of our new joint venture partner and existing joint venture partner over time to below 20% and 30%, respectively, and increase our ownership interest to over
50%. We retained control and therefore continue to consolidate the properties held by the real estate joint venture. Accordingly, we accounted for the $44.2 million difference between the consideration received and the book value of our interest sold as an increase to additional paid-in capital, with no gain recognized in earnings.
(6)Refer to “Key Sources and Uses of Capital” under “2026 Guidance” in the Earnings Press Release for additional details.
(7)Including the impact of the $1.0 billion junior subordinated notes issued during 3Q26, the weighted-average projected completion date of these sources of capital is expected to be October 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	9

Earnings Call Information and About the Company
September 30, 2026

We will host a conference call on Tuesday, October 27, 2026, at 2:00 p.m. Eastern Time (“ET”)/11:00 a.m. Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2026. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 2:00 p.m. ET/11:00 a.m. PT and ask the operator to join the call for
Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 4:00 p.m. ET/1:00 p.m. PT on
Tuesday, October 27, 2026, through 4:00 p.m. ET on Tuesday, November 3, 2026. The replay number is (855) 669-9658 or (412) 317-0088, and the access code is 6457127.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2026 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2026q3.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay Area, Seattle, Maryland, Research Triangle, and New York City. As of September 30, 2026, Alexandria has a
total market capitalization of $21.01 billion and an asset base that includes 36.5 million RSF of operating properties and 1.9 million RSF of Class A/A+ properties undergoing construction. Alexandria has a long-
standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2026 funds from operations per share, projected 2026 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,”
“anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, our failure to complete planned dispositions and sales of partial interests on anticipated terms or timing, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the
Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this
Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-
looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria
Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	10

Consolidated Statements of Operations
September 30, 2026
(Dollars in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/26		6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Revenues:
Income from rentals	$653,618		$643,210	$653,013	$728,872	$735,849	$1,949,841	$2,216,303
Other income	17,564		19,574	18,009	25,542	16,095	55,147	55,839
Total revenues	671,182		662,784	671,022	754,414	751,944	2,004,988	2,272,142

Expenses:
Rental operations	227,931		207,336	224,142	232,543	239,234	659,409	690,062
General and administrative	40,915		36,861	34,685	28,020	29,224	112,461	89,027
Interest	79,687		64,342	64,584	65,674	54,852	208,613	161,024
Depreciation and amortization	304,419		304,384	305,441	322,063	340,230	914,244	1,028,415
Impairment of real estate	637,904	(1)	222,470	5,499	1,717,188	323,870	865,873	485,630
Total expenses	1,290,856		835,393	634,351	2,365,488	987,410	2,760,600	2,454,158

Equity in earnings (losses) of unconsolidated real estate joint ventures	75		413	(147)	(304)	201	341	(9,327)
Investment income (losses)	23,990		133,227	(4,582)	(3,890)	28,161	152,635	(52,453)
(Loss) gain on early extinguishment of debt	(3,323)		—	366,435	—	(107)	363,112	(107)
Gain on sales of real estate	—		—	—	619,914	9,366	—	22,531
Net (loss) income	(598,932)		(38,969)	398,377	(995,354)	(197,845)	(239,524)	(221,372)
Net income attributable to noncontrolling interests	(38,754)		(33,814)	(36,724)	(85,521)	(34,909)	(109,292)	(127,323)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(637,686)		(72,783)	361,653	(1,080,875)	(232,754)	(348,816)	(348,695)
Net income attributable to unvested restricted stock awards	(766)		(908)	(2,779)	(965)	(2,183)	(2,603)	(7,452)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(638,452)		$(73,691)	$358,874	$(1,081,840)	$(234,937)	$(351,419)	$(356,147)

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(3.74)		$(0.43)	$2.10	$(6.35)	$(1.38)	$(2.06)	$(2.09)
Diluted	$(3.74)		$(0.43)	$2.10	$(6.35)	$(1.38)	$(2.06)	$(2.09)

Weighted-average shares of common stock outstanding:
Basic	170,751		170,718	170,598	170,394	170,181	170,689	170,278
Diluted	170,751		170,718	170,867	170,394	170,181	170,689	170,278

Dividends declared per share of common stock	$0.72		$0.72	$0.72	$0.72	$1.32	$2.16	$3.96
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details regarding impairment of real estate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	11

Consolidated Balance Sheets
September 30, 2026
(In thousands)

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Assets
Investments in real estate	$28,426,999	$29,125,895	$28,830,116	$28,689,996	$31,743,917
Investments in unconsolidated real estate joint ventures	28,580	28,910	30,520	30,677	39,601
Cash and cash equivalents	508,855	470,449	418,720	549,062	579,474
Restricted cash	4,908	4,690	4,665	4,693	4,705
Tenant receivables	6,168	7,661	7,362	6,672	6,409
Deferred rent	1,210,911	1,209,722	1,200,047	1,179,403	1,257,378
Deferred leasing costs	452,164	453,761	456,405	458,311	505,241
Investments	1,735,673	1,685,695	1,536,419	1,501,249	1,537,638
Other assets	1,677,464	1,645,443	1,683,143	1,661,772	1,700,785
Total assets	$34,051,722	$34,632,226	$34,167,397	$34,081,835	$37,375,148

Liabilities, Noncontrolling Interests, and Equity
Unsecured senior notes payable	$10,820,687	$10,818,366	$11,166,009	$12,047,394	$12,044,999
Junior subordinated notes payable	985,143	—	—	—	—
Unsecured senior line of credit and commercial paper	1,091,166	1,994,508	1,353,986	353,161	1,548,542
Accounts payable, accrued expenses, and other liabilities	2,604,418	2,513,526	2,154,782	2,397,073	2,432,726
Dividends payable	131,999	130,468	128,880	127,771	230,603
Total liabilities	15,633,413	15,456,868	14,803,657	14,925,399	16,256,870

Commitments and contingencies

Redeemable noncontrolling interests	9,119	9,119	9,234	58,788	58,662

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,708	1,707	1,707	1,705	1,703
Additional paid-in capital	14,839,182	15,585,296	15,763,321	15,497,760	16,669,802
Accumulated other comprehensive loss	(33,691)	(33,027)	(30,936)	(29,395)	(32,203)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	14,807,199	15,553,976	15,734,092	15,470,070	16,639,302
Noncontrolling interests	3,601,991	3,612,263	3,620,414	3,627,578	4,420,314
Total equity	18,409,190	19,166,239	19,354,506	19,097,648	21,059,616
Total liabilities, noncontrolling interests, and equity	$34,051,722	$34,632,226	$34,167,397	$34,081,835	$37,375,148

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	12

Funds From Operations and Funds From Operations per Share
September 30, 2026
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to
Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/26		6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(638,452)		$(73,691)	$358,874	$(1,081,840)	$(234,937)	$(351,419)	$(356,147)
Depreciation and amortization of real estate assets	302,240		302,238	303,296	319,865	338,182	907,774	1,021,292
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(32,458)		(31,518)	(29,473)	(39,942)	(45,327)	(93,449)	(114,785)
Our share of depreciation and amortization from unconsolidated real estate JVs	858		805	914	855	852	2,577	2,848
Gain on sales of real estate	—		—	—	(307,132)	(9,824)	—	(22,989)
Impairment of real estate – rental properties and land	637,904	(1)	222,470	5,499	1,439,303	323,870	865,873	454,960
Allocation to unvested restricted stock awards	(1,042)		(2,201)	(2,181)	(1,903)	(1,648)	(7,141)	(3,590)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	269,050		418,103	636,929	329,206	371,168	1,324,215	981,589
Unrealized (gains) losses on non-real estate investments	(21,563)		(131,933)	10,332	(98,548)	(18,515)	(143,164)	71,568
Significant realized losses on non-real estate investments	—		—	—	103,329	—	—	—
Impairment of non-real estate investments	13,580	(3)	8,998	12,448	20,181	25,139	35,026	75,535
Impairment of real estate	—		—	—	12,619	—	—	39,343
Loss (gain) on early extinguishment of debt	3,323		—	(366,435)	—	107	(363,112)	107
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	2,455	—	—	—
(Decrease) increase in provision for expected credit losses on financial instruments	—		—	—	(341)	—	—	285
Allocation to unvested restricted stock awards	33		909	2,674	(363)	(74)	3,496	(2,156)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$264,423		$296,077	$295,948	$368,538	$377,825	$856,461	$1,166,271

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Primarily reflects impairment charges to reduce the carrying amounts of real estate assets classified as held for sale as of 3Q26 to their respective estimated fair values less costs to sell, including (i) $343.3 million related to a development project in our Fenway submarket that is expected to be sold to an institutional user which would have required significant capital to complete and lease, (ii) $135.3 million related to four non-Megacampus vacant office properties in our Palo
Alto submarket that would have required significant capital investment to convert to laboratory use, (iii) $79.2 million related to six non-Megacampus operating properties in our San Carlos submarket that would have required significant capital investment to convert to laboratory use, (iv) $50.4 million related to a land parcel located outside of a Megacampus aggregating 344,000 SF in our Austin submarket, and (v) $41.6 million related to one future development project in our Palo Alto submarket that, due to the project’s financial outlook, would have required significant capital to complete the development and lease the properties.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily relates to one non-real estate investment in a privately held entity that does not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	13

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2026
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(3.74)	$(0.43)	$2.10	$(6.35)	$(1.38)	$(2.06)	$(2.09)
Depreciation and amortization of real estate assets	1.58	1.59	1.61	1.65	1.73	4.77	5.34
Gain on sales of real estate	—	—	—	(1.80)	(0.06)	—	(0.14)
Impairment of real estate – rental properties and land	3.74	1.30	0.03	8.45	1.90	5.07	2.67
Allocation to unvested restricted stock awards	(0.01)	(0.02)	(0.01)	(0.02)	(0.01)	(0.04)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.57	2.44	3.73	1.93	2.18	7.74	5.76
Unrealized (gains) losses on non-real estate investments	(0.13)	(0.77)	0.06	(0.58)	(0.11)	(0.84)	0.42
Significant realized losses on non-real estate investments	—	—	—	0.61	—	—	—
Impairment of non-real estate investments	0.08	0.05	0.07	0.12	0.15	0.20	0.45
Impairment of real estate	—	—	—	0.07	—	—	0.23
Loss (gain) on early extinguishment of debt	0.02	—	(2.14)	—	—	(2.12)	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	0.01	—	—	—
Allocation to unvested restricted stock awards	—	0.01	0.01	—	—	0.02	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.54	$1.73	$1.73	$2.16	$2.22	$5.00	$6.85

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,751	170,718	170,867	170,394	170,181	170,689	170,278
Funds from operations – diluted, per share	171,418	171,210	170,867	170,504	170,305	171,169	170,351
Funds from operations – diluted, as adjusted, per share	171,418	171,210	170,867	170,504	170,305	171,169	170,351
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	15

Company Profile
September 30, 2026

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay
Area, Seattle, Maryland, Research Triangle, and New York City.
As of September 30, 2026, Alexandria has a total market capitalization of
$21.01 billion and an asset base that includes 36.5 million RSF of operating properties and
1.9 million RSF of Class A/A+ properties undergoing construction.
Alexandria has a long-standing and proven track record of developing Class A/A+
properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 57% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows.
Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and long-standing relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 70 individuals averaging 23 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 16 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Marc E. Binda	Hunter L. Kass
Chief Financial Officer & Treasurer	Co-President & Regional Market Director – Greater Boston

Hart Cole	Joseph Hakman
Co-President & Co-Regional Market Director – Seattle	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Lawrence J. Diamond	Blake L. Stevens
Co-Chief Operating Officer & Co-Regional Market Director – Maryland	EVP – Regional Market Director – Research Triangle

Bret E. Gossett	Jesse J. Nelson
EVP – Co-Regional Market Director & Head of Leasing – San Diego	EVP – Regional Market Director – San Francisco Bay Area

Joshua J. Mitchell	Michael E. Boss
EVP – Regional Market Director – New York	EVP – Co-Regional Market Director – San Diego

Hallie E. Kuhn	Jenna R. Foger
EVP – Capital Markets & Co-Lead – Life Science	EVP – Co-Lead – Life Science

Jackie B. Clem	Andres R. Gavinet
General Counsel & Secretary	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
EVP – Accounting	EVP – Business Operations

Madeleine T. Alsbrook	Gregory C. Thomas
EVP – Talent Management	EVP – Chief Technology Officer

Gary D. Dean
EVP – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	16

Investor Information
September 30, 2026

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not, by our reference or distribution of the information below, imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BMO	Citigroup Global Markets Inc.	Green Street	RBC Capital Markets
John Kim / Juan Sanabria	Nicholas Joseph / Seth Bergey	Dylan Burzinski / Natacha Jouonang	Michael Carroll / Henry Newell
(212) 885-4115 / (312) 845-4074	(212) 816-1909 / (212) 816-2066	(949) 640-8780 / (949) 640-8780	(440) 715-2649 / (440) 715-2651

BNP Paribas Exane	Citizens	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Nate Crossett / Monir Koummal	Aaron Hecht	Anthony Paolone / Daniella De Armas Rosales	Wesley Golladay / Nicholas Thillman
(646) 342-1588 / (646) 342-1554	(415) 835-3963	(212) 622-6682 / (212) 622-0050	(216) 737-7510 / (414) 298-5053

BofA Securities	Deutsche Bank AG	Jefferies
Farrell Granath / Andrew Reale	Tayo Okusanya	Joe Dickstein / Andrew Hernandez
(646) 855-1351 / (646) 855-1272	(212) 250-9284	(212) 778-8771 / (212) 284-1742

BTIG, LLC	Evercore ISI	Mizuho Securities USA LLC
Tom Catherwood / Michael Tompkins	Steve Sakwa / James Kammert	Vikram Malhotra / Jyoti Yadav
(212) 738-6140 / (212) 527-3566	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (212) 471-2683

Cantor Fitzgerald	Goldman Sachs	Morgan Stanley & Co. LLC
Richard Anderson / Jeffrey Carr	Julien Blouin / Ryan Treais	Ronald Kamdem / Derrick Metzler
(929) 441-6927 / (929) 709-0434	(415) 393-7638 / (415) 249-7061	(212) 296-8319 / (212) 761-3366

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Ishaan Pandya	Mark Streeter / Benjamin Stueck	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-2970	(212) 834-5086 / (212) 270-6757		(212) 438-2508

CreditSights	Mizuho Securities USA LLC
Nicholas Moglia	Thierry Perrein
(212) 340-3886	(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	17

Financial and Asset Base Highlights
September 30, 2026
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/26		6/30/26		3/31/26	12/31/25	9/30/25
Operating Results & Margins
Rental revenues	$481,348		$486,589	(1)	$474,786	$538,330	$541,070
Tenant recoveries	$172,270		$156,621		$178,227	$190,542	$194,779
General and administrative expenses	$40,915		$36,861		$34,685	$28,020	$29,224
General and administrative expenses as a percentage of net operating income – trailing 12 months	7.5%		6.6%		6.0%	5.6%	5.7%
Operating margin	66%		69%		67%	69%	68%
Adjusted EBITDA margin	65%		67%		66%	70%	71%
Adjusted EBITDA – quarter annualized	$1,731,920		$1,765,132		$1,778,012	$2,097,444	$2,130,008
Adjusted EBITDA – trailing 12 months	$1,843,127		$1,942,649		$2,044,906	$2,141,811	$2,185,820
Leverage & Credit Metrics (at end of period, unless stated otherwise)
Net debt	$11,963,187	(3)	$12,404,801		$12,165,681	$11,921,114	$13,085,745
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.9x	(2)	7.0x		6.8x	5.7x	6.1x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.5x		6.4x		5.9x	5.6x	6.0x
Total debt and preferred stock, as adjusted	$12,396,996	(3)	$12,812,874		$12,519,995	$12,400,555	$13,593,541
Gross assets	$40,931,103		$41,280,369		$40,561,055	$40,209,360	$43,791,893
Total debt and preferred stock, as adjusted, to gross assets	30%	(3)	31%		31%	31%	31%
Fixed-charge coverage ratio – quarter annualized	3.2x		3.3x		3.4x	3.7x	3.9x
Fixed-charge coverage ratio – trailing 12 months	3.4x		3.6x		3.8x	4.0x	4.1x
Unencumbered net operating income as a percentage of total net operating income	100.0%		100.0%		100.0%	100.0%	100.0%
Equity Capitalization & Dividend Information (at end of period, unless stated otherwise)
Closing stock price	$47.46		$52.85		$46.42	$48.94	$83.34
Common shares outstanding (in thousands)	170,849		170,729		170,712	170,538	170,339
Total equity capitalization	$8,108,475		$9,023,023		$7,924,465	$8,346,123	$14,196,059
Total market capitalization	$21,005,471		$21,835,897		$20,444,460	$20,746,678	$27,789,600
Dividend per share – quarter/annualized	$0.72/$2.88		$0.72/$2.88		$0.72/$2.88	$0.72/$2.88	$1.32/$5.28
Dividend payout ratio for the quarter	47%		42%		42%	33%	60%
Dividend yield – annualized	6.1%		5.4%		6.2%	5.9%	6.3%
Operating Leases
Operating lease liabilities at end of period	$354,028		$354,905		$358,610	$360,543	$361,986
Rent expense	$6,979		$6,917		$7,658	$8,566	$10,645
Capitalized Interest
Capitalized interest	$62,922		$73,717		$69,973	$81,845	$86,091
Average real estate basis capitalized during the period	$5,866,853		$7,026,243		$6,860,098	$8,046,984	$8,407,332
Weighted-average interest rate for capitalization of interest during the period	4.29%		4.20%		4.08%	4.07%	4.10%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes one lease aggregating 81,220 RSF at 10955 Alexandria Way in our Torrey Pines submarket, for which we recognized a $5.3 million write-off of deferred rent receivable in connection with a lease termination and the receipt of a $10.5 million payment from the tenant; the space has since been re-leased, with delivery expected in 1Q27 upon completion of tenant improvements.
(2)On a pro forma basis, leverage was 6.6x, reflecting the October 23, 2026 sale of a partial interest in the Campus Point by Alexandria joint venture. Refer to “Dispositions and Sales of Partial Interests” in the Earnings Press Release
for additional details.
(3)Excludes 50% equity treatment assigned by key rating agencies to the $1.0 billion principal amount of our junior subordinated notes payable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	18

Financial and Asset Base Highlights (continued)
September 30, 2026
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/26		6/30/26	3/31/26	12/31/25	9/30/25
Components of Funds From Operations and Non-Revenue-Enhancing Capital Expenditures
Straight-line rent revenue	$2,466	(1)	$901	$17,862	$14,096	$18,821
Amortization of acquired below-market leases	$8,233		$8,381	$5,615	$5,889	$6,456
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$11,992		$7,484	$5,405	$5,264	$5,455
Straight-line rent expense on ground leases	$123		$141	$155	$116	$114
Stock compensation expense	$11,953		$10,146	$11,032	$8,232	$10,293
Amortization of loan fees	$4,422		$4,417	$4,428	$4,481	$4,505
Amortization of debt discounts	$353		$352	$320	$327	$325
Non-revenue-enhancing capital expenditures:
Building improvements	$4,989		$4,600	$3,357	$4,372	$3,948
Tenant improvements and leasing commissions	$31,906		$28,042	$22,811	$26,494	$16,707
Funds from operations attributable to noncontrolling interests	$71,212		$65,332	$66,197	$77,922	$80,236
Property Statistics (at end of period and includes assets held for sale, unless stated otherwise)
Number of properties – operating and development and redevelopment projects under construction	328		336	339	340	375
RSF – operating and development and redevelopment projects under construction	38,453,624		38,858,653	39,260,168	39,449,372	42,887,964
Total square footage	58,510,821		59,297,725	59,377,267	59,382,079	66,417,026
Annual rental revenue per occupied RSF	$60.93		$60.45	$59.91	$59.97	$58.94
Occupancy of operating properties (excluding assets held for sale)	87.1%	(2)	86.9%	87.7%	90.9%	90.6%
Occupancy of operating and redevelopment properties (excluding assets held for sale)	85.4%		83.6%	84.1%	86.9%	85.8%
Weighted-average remaining lease term (in years)	7.7		7.7	7.5	7.5	7.5
Leasing Statistics
Total leasing activity – RSF	1,236,030		1,038,917	647,356	1,220,944	1,171,344
Lease renewals and re-leasing of space – change in new rental rates over expiring rates:
Rental rate changes	(2.4)%		(0.7)%	(15.0)%	(9.9)%	15.2%
Rental rate changes (cash basis)	(3.3)%		(4.3)%	(15.8)%	(5.2)%	6.1%
RSF (included in total leasing activity above)	785,069		640,998	380,687	821,289	354,367
Previously vacant leasing activity – RSF	450,961		329,148	148,734	393,376	256,633
Developed/redeveloped leasing activity – RSF	—		68,771	117,935	6,279	560,344
Top 20 Tenants
Annual rental revenue	$803,625		$778,069	$725,681	$725,559	$768,528
Annual rental revenue from investment-grade or publicly traded large cap tenants	84%		88%	87%	84%	90%
Weighted-average remaining lease term (in years)	10.0		10.0	9.9	9.7	9.4
Same Property Performance (change over comparable prior year quarter)
Net operating income changes	(6.7)%	(3)	(10.6)%	(11.9)%	(6.0)%	(6.0)%
Net operating income changes (cash basis)	(2.8)%	(3)	(8.6)%	(11.7)%	(1.7)%	(3.1)%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes $9.8 million reduction in rental revenues related to rents not expected to be collected in full through the lease term.
(2)Refer to page 1 in the Earnings Press Release and “Summary of properties and occupancy” in the Supplemental Information for additional details.
(3)Refer to “Same property performance” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	19

High-Quality and Diverse Tenant Base
September 30, 2026

Stable Cash Flows From Our High-Quality and Diverse Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
57%	84%
of ARE’s Total Annual Rental Revenue	of ARE’s Top 20 Tenant Annual Rental Revenue

Weighted Average Remaining Term(3)
7.7 Years	10.0 Years
All Tenants	Top 20 Tenants
(1)
(2)
(4)
Percentage of Alexandria’s Annual Rental Revenue
As of September 30, 2026. Annual rental revenue represents amounts in effect as of September 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by professional services, finance, construction/real estate companies, and retail-related tenants.
(2)89% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants.
(3)Represents the weighted-average remaining term based on annual rental revenue in effect as of September 30, 2026.
(4)80% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	20

Key Operating Metrics
September 30, 2026

Same Property Performance and Occupancy

Same Property Net Operating Income Changes

0.9%
(8.4)%
(9.5)%
2025
YTD 9/30/26
2026 Guidance Midpoint
Cash Basis

(1)
(1)

Occupancy

Occupancy of Operating Properties
Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Refer to footnote 1 under “Same property performance” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	21

Key Operating Metrics (continued)
September 30, 2026

Rental Rate Changes, Lease Structure, and Margins

Rental Rate Changes: Renewed/Re-Leased Space	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
	Increasing cash flows
	Percentage of leases containing annual rent escalations	97%
	Stable cash flows
	Percentage of triple net leases	91%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	91%

Margins(2)

Operating	Adjusted EBITDA
66%	65%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Adjusted EBITDA” and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Percentages calculated based on our annual rental revenue in effect as of September 30, 2026.
(2)For the three months ended September 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	22

Same Property Performance
September 30, 2026
(Dollars in thousands)

	September 30, 2026					September 30, 2026
Same Property Financial Data	Three Months Ended		Nine Months Ended		Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:					Number of same properties	288	284
Net operating income changes	(6.7)%	(1)	(9.2)%	(1)	Rentable square feet	32,250,516	31,629,122
Net operating income changes (cash basis)	(2.8)%	(1)	(8.4)%	(1)	Occupancy – current-period average	88.1%	88.6%
Operating margin	66%		66%		Occupancy – same-period prior-year average	91.7%	92.8%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Income from rentals:
Same properties	$432,586	$454,624	$(22,038)	(4.8)%	$1,268,273	$1,361,022	$(92,749)	(6.8)%
Non-same properties	48,762	86,446	(37,684)	(43.6)	174,450	285,537	(111,087)	(38.9)
Rental revenues	481,348	541,070	(59,722)	(11.0)	1,442,723	1,646,559	(203,836)	(12.4)

Same properties	167,825	175,145	(7,320)	(4.2)	478,425	498,454	(20,029)	(4.0)
Non-same properties	4,445	19,634	(15,189)	(77.4)	28,693	71,290	(42,597)	(59.8)
Tenant recoveries	172,270	194,779	(22,509)	(11.6)	507,118	569,744	(62,626)	(11.0)

Income from rentals	653,618	735,849	(82,231)	(11.2)	1,949,841	2,216,303	(266,462)	(12.0)

Same properties	—	—	—	—	—	—	—	—
Non-same properties	17,564	16,095	1,469	9.1	55,147	55,839	(692)	(1.2)
Other income	17,564	16,095	1,469	9.1	55,147	55,839	(692)	(1.2)

Same properties	600,411	629,769	(29,358)	(4.7)	1,746,698	1,859,476	(112,778)	(6.1)
Non-same properties	70,771	122,175	(51,404)	(42.1)	258,290	412,666	(154,376)	(37.4)
Total revenues	671,182	751,944	(80,762)	(10.7)	2,004,988	2,272,142	(267,154)	(11.8)

Same properties	205,923	207,133	(1,210)	(0.6)	600,620	597,930	2,690	0.4
Non-same properties	22,008	32,101	(10,093)	(31.4)	58,789	92,132	(33,343)	(36.2)
Rental operations	227,931	239,234	(11,303)	(4.7)	659,409	690,062	(30,653)	(4.4)

Same properties	394,488	422,636	(28,148)	(6.7)	1,146,078	1,261,546	(115,468)	(9.2)
Non-same properties	48,763	90,074	(41,311)	(45.9)	199,501	320,534	(121,033)	(37.8)
Net operating income	$443,251	$512,710	$(69,459)	(13.5)%	$1,345,579	$1,582,080	$(236,501)	(14.9)%

Net operating income – same properties	$394,488	$422,636	$(28,148)	(6.7)%	$1,146,078	$1,261,546	$(115,468)	(9.2)%
Straight-line rent revenue	480	(19,711)	20,191	(102.4)	(16,915)	(35,696)	18,781	(52.6)
Amortization of acquired below-market leases and deferred revenue related to tenant-funded and -built landlord improvements	(13,938)	(10,945)	(2,993)	27.3	(36,925)	(32,826)	(4,099)	12.5
Net operating income – same properties (cash basis)	$381,030	$391,980	$(10,950)	(2.8)%	$1,092,238	$1,193,024	$(100,786)	(8.4)%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)The decline was due to a decrease in same property occupancy, primarily driven by previously disclosed key lease expirations with expected downtime aggregating 282,878 RSF and 1.2 million RSF in 3Q26 and YTD 3Q26, respectively, with weighted-average lease expiration dates of August 2026 and April 2026, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	23

Leasing Activity
September 30, 2026
(Dollars per RSF)

	Three Months Ended			Nine Months Ended		Year Ended
	September 30, 2026			September 30, 2026		December 31, 2025
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	(2.4)%		(3.3)%	(5.1)%	(6.9)%	7.0%		3.5%
New rates	$49.15		$47.59	$45.71	$46.71	$52.71		$53.66
Expiring rates	$50.34		$49.21	$48.18	$50.19	$49.27		$51.87
RSF	785,069			1,806,754		2,543,473
Tenant improvements/leasing commissions	$40.64			$46.45		$55.34
Weighted-average lease term	11.2 years			9.7 years		9.0 years

Previously vacant/developed/redeveloped space leased
New rates	$58.33		$58.60	$48.30	$48.32	$72.30	(2)	$67.56	(2)
Previously vacant RSF	450,961	(3)		928,843		944,362
Developed/redeveloped RSF(4)	—	(3)		186,706		704,821	(2)
Weighted-average lease term	11.9 years			12.2 years		13.8 years

Leasing activity summary (totals):
New rates	$52.50		$51.61	$46.70	$47.33	$60.42		$59.13
RSF	1,236,030			2,922,303		4,192,656
Weighted-average lease term	11.5 years			10.9 years		11.9 years

Lease expirations(1)
Expiring rates	$52.13		$54.53	$53.30	$57.21	$54.22		$55.56
RSF	1,102,282	(5)		3,612,133		4,460,081
Leasing activity includes 100% of results for properties in which we have an investment.
(1)Excludes month-to-month leases aggregating 272,378 RSF and 58,516 RSF as of September 30, 2026 and December 31, 2025, respectively. During the trailing twelve months ended September 30, 2026, we granted free rent concessions averaging 2.0 months per annum. This includes a lease concession for a 20-year lease with a non-life science tenant in the Research Triangle market executed in 3Q26. Excluding this lease, free rent concessions were 1.1 months per annum.
(2)Includes the largest life science lease in company history, executed in July 2025 with Novartis AG. The 16-year expansion build-to-suit lease aggregates 466,598 RSF and is located at the Campus Point by Alexandria
Megacampus in our University Town Center submarket. Excluding this lease, previously vacant/developed/redeveloped rental rates would have been $58.31 and $58.70 (cash basis) and development/redevelopment leasing volume would have been 238,223 RSF, for the year ended December 31, 2025.
(3)During 3Q26, we executed leases of 66,859 RSF and have additional leases under negotiation of 100,684 RSF for advanced technology use at our project at 311 Arsenal Street in our Greater Boston market, all of which will be reflected as leasing of previously vacant space. This activity enabled us to pivot the redevelopment project to a lower-cost advanced technology use, reducing future potential construction spend by approximately
$220 million. As a result of this leasing progress, the entire project aggregating 339,020 RSF was reclassified from redevelopment to operating as of 3Q26.
(4)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(5)Includes previously disclosed key lease expirations aggregating 282,878 RSF that became vacant during 3Q26, with a weighted-average lease expiration date of August 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	24

Contractual Lease Expirations
September 30, 2026

Year	RSF		Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2026 (2)	481,770		1.6%	$39.19	1.0%
2027	3,054,723		9.9%	$57.27	9.4%
2028	3,701,167	(3)	12.0%	$50.94	10.1%
2029	2,150,332		7.0%	$41.53	4.8%
2030	2,653,670		8.6%	$43.44	6.2%
2031	3,510,598		11.4%	$53.88	10.1%
2032	1,067,200		3.5%	$56.34	3.2%
2033	2,400,457		7.8%	$46.43	6.0%
2034	2,627,230		8.6%	$65.93	9.3%
2035	1,158,790		3.8%	$55.45	3.4%
Thereafter	7,916,798		25.8%	$85.89	36.5%

Market	2026 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2027 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating	Early Tenant Discussions	Marketing/ Remaining	Total(2)		Leased	Negotiating	Early Tenant Discussions	Marketing/ Remaining	Total

Greater Boston	93,181	—	—	37,384	130,565	$29.94	90,664	—	24,259	112,178	227,101		$44.93
San Diego	—	49,603	5,520	10,274	65,397	62.16	—	141,838	82,641	136,502	360,981		41.97
San Francisco Bay Area	12,719	—	2,927	—	15,646	22.45	32,944	40,996	24,694	68,536	167,170		78.12
Seattle	25,552	12,335	—	5,692	43,579	40.59	18,205	116,459	153,984	38,241	326,889		33.02
Maryland	—	—	—	2,796	2,796	14.95	—	35,465	25,766	103,250	164,481		30.28
Research Triangle	13,385	5,506	—	2,690	21,581	25.94	43,238	14,870	140,150	46,314	244,572		34.56
New York City	—	—	—	33,634	33,634	113.67	—	72,428	5,894	26,332	104,654		96.32
Texas	—	—	—	—	—	—	—	—	—	26,160	26,160		27.74
Non-cluster/other markets	—	—	—	—	—	—	—	—	—	54,755	54,755		15.21
Subtotal	144,837	67,444	8,447	92,470	313,198	46.37	185,051	422,056	457,388	612,268	1,676,763		44.36
Key lease expirations with expected downtime	—	12,801	77,775	77,996	168,572	25.86	—	305,643	521,300	551,017	1,377,960	(3)	72.92
Total	144,837	80,245	86,222	170,466	481,770	$39.19	185,051	727,699	978,688	1,163,285	3,054,723		$57.27
Percentage of expiring leases	30%	17%	18%	35%	100%		6%	24%	32%	38%	100%
Contractual lease expirations for properties classified as held for sale as of September 30, 2026 are excluded from the information on this page.
(1)Amounts in effect as of September 30, 2026.
(2)Excludes month-to-month leases aggregating 272,378 RSF.
(3)See tables below for additional details.
(4)Includes 317,385 RSF of key lease expirations from Bristol Myers Squibb across four properties, generating $24.0 million of annual rental revenue with a weighted-average expiration date of April 2027. Upon lease expiration, BMS will relocate to 4135 Campus Point Court, a 426,927 RSF R&D facility that was delivered in June 2026. We expect the vacated space to experience a period of downtime and we are currently under negotiation for 190,085 RSF.
(5)Refer to the footnote for Novartis AG under "Top 20 tenants" in the Supplemental Information for additional details.

2027 Key Lease Expirations with Expected Downtime				2028 Key Lease Expirations with Expected Downtime

Total	Annual Rental Revenue(1)	Weighted Average Expiration Date	Weighted Average Expected Downtime	Total	Annual Rental Revenue(1)	Weighted Average Expiration Date	Weighted Average Expected Downtime
1,377,960 RSF	$100.5M	March 2027	9 to 24 months	717,546 RSF	$60.4M	April 2028	9 to 24 months

Reason for Expected Downtime (Based on RSF)	Reason for Expected Downtime (Based on RSF)

Relocation to Other ARE Properties(4)	Leases at Assets Originally Acquired for Redevelopment	Other

Relocation to Other ARE Properties	Leases at Assets Originally Acquired for Redevelopment	100 Technology Square(5)	Other

Current Leasing Status (Based on RSF)	Current Leasing Status (Based on RSF)

Negotiating	Early Tenant Discussions	Marketing/Remaining

Early Tenant Discussions	Marketing/Remaining

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Contractual Lease Expirations (continued)
September 30, 2026
(Dollars in thousands)

Summary of 2027 Key Lease Expirations with Expected Downtime

	Expiration Date		Annual Rental Revenue	RSF
Campus				Negotiating	Early Tenant Discussions	Marketing/ Remaining	Total
Campus Point by Alexandria/San Diego – University Town Center	March 2027		$18,776	190,085	—	61,775	251,860	(1)
Alexandria Center® for Life Science – Waltham/Greater Boston – Route 128	January 2027		27,045	—	232,902	—	232,902	(2)
Alexandria Center® for Advanced Technologies – South San Francisco/San Francisco Bay Area – South San Francisco	January 2027		8,805	—	—	129,501	129,501
199 East Blaine Street/Seattle – Lake Union	June 2027		7,177	—	66,464	43,505	109,969
Sequence District by Alexandria/San Diego – Sorrento Mesa	January 2027		3,282	90,000	—	—	90,000	(2)
Alexandria Center® for Advanced Technologies – South Lake Union/Seattle – Lake Union	March 2027		4,089	—	50,946	32,144	83,090	(2)
3033 Science Park Road/San Diego – Torrey Pines	March 2027		5,258	—	—	65,525	65,525	(1)
Alexandria Technology Square®/Greater Boston – Cambridge/Inner Suburbs	January 2027		5,652	—	37,960	22,951	60,911	(1)
ARE Torrey Ridge/San Diego – Torrey Pines	March 2027		2,889	—	—	59,248	59,248
The Arsenal on the Charles/Greater Boston – Cambridge/Inner Suburbs	February 2027		4,732	—	54,109	—	54,109	(1)
Alexandria Center® for Advanced Technologies – Canyon Park/Seattle – Bothell	July 2027		1,725	—	—	50,297	50,297	(2)
Alexandria Center® for Life Science – Shady Grove/Maryland – Rockville	January 2027		1,599	—	—	48,500	48,500	(1)
10970 Alexandria Way/San Diego – Torrey Pines	November 2027		2,675	—	—	36,172	36,172
Other	Various		6,781	25,558	78,919	1,399	105,876
	March 2027	(3)	$100,485	305,643	521,300	551,017	1,377,960
				22%	38%	40%
(1)Relocation to other ARE properties.
(2)Leases at assets originally acquired for redevelopment or repositioning.
(3)Represents the weighted-average expiration date based on annual rental revenue as of September 30, 2026.

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Top 20 Tenants
September 30, 2026
(Dollars in thousands, except average market cap amounts)

84% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Bristol Myers Squibb Company	8.3		1,654,290	$162,062		8.6%	A2	A	$115.74
2	Eli Lilly and Company	8.7		1,054,241	92,120		4.9	Aa3	AA-	$985.81
3	Moderna, Inc.	12.2		462,100	71,445		3.8	—	—	$23.15
4	AstraZeneca PLC	5.5		611,326	56,683	(2)	3.0	A1	A+	$280.03
5	Takeda Pharmaceutical Company Limited	10.1		386,111	41,673		2.2	Baa1	BBB+	$52.65
6	Eikon Therapeutics, Inc.(3)	12.8		299,638	38,907		2.1	—	—	$0.59
7	Intellia Therapeutics, Inc.(4)	6.9		283,272	35,090		1.9	—	—	$1.64
8	Illumina, Inc.	5.1		792,687	29,977		1.6	Baa3	BBB	$23.02
9	United States Government	3.9		414,499	29,435	(5)	1.6	Aaa	AA+	$—
10	Novo Nordisk A/S	11.3		262,382	28,876		1.5	Aa3	AA	$209.80
11	Uber Technologies, Inc.	56.0	(6)	1,009,188	27,879		1.5	Baa1	BBB+	$161.24
12	Boston Children's Hospital	14.0		309,231	26,294		1.4	Aa2	AA	$—
13	Novartis AG	1.7	(7)	321,743	25,111		1.3	Aa3	AA-	$303.20
14	Sanofi	4.3		267,278	22,045		1.2	Aa3	AA	$112.32
15	New York University	5.8		218,983	21,073		1.1	Aa2	AA-	$—
16	Massachusetts Institute of Technology	3.3		242,428	20,529		1.1	Aaa	AAA	$—
17	Merck & Co., Inc.	7.6		300,930	18,895		1.0	Aa3	A+	$287.66
18	Vaxcyte, Inc.	8.3		230,755	18,656		1.0	—	—	$7.45
19	Charles River Laboratories, Inc.	9.1		189,549	18,467		1.0	—	—	$9.85
20	Altos Labs, Inc.(8)	14.5		158,990	18,408		1.0	—	—	$—
	Total/weighted-average	10.0	(6)	9,469,621	$803,625		42.8%
Annual rental revenue and RSF include 100% of each property managed by us. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of September 30, 2026.
(2)Of the $56.7 million of annual rental revenue generated by this tenant, $27.0 million relates to a 232,902 RSF lease at our Alexandria Center® for Life Science – Waltham Megacampus, which expires in 1Q27. This lease is included in the 1.4 million RSF of 2027 key lease expirations with expected downtime disclosed on page 24. We do not expect the tenant to renew its lease and are actively marketing the space.
(3)Eikon Therapeutics, Inc. is a public biotechnology company led by Roger Perlmutter, a biopharmaceutical executive who previously served as an executive vice president of Merck & Co., Inc. As of June 30, 2026, the company held $531 million in cash and marketable securities.
(4)Intellia Therapeutics, Inc. is an established, publicly traded clinical-stage biotechnology company focused on CRISPR-based gene-editing therapies. The company reported positive Phase 3 clinical results in 2026 and reported cash, cash equivalents and marketable securities of $628.4 million as of June 30, 2026. Additionally, on September 4, 2026, the company announced it secured a non-dilutive senior secured term loan facility for up to $400 million.
(5)Includes leases, which are not subject to annual appropriations, with governmental entities such as the NIH and the General Services Administration. Approximately 2% of the annual rental revenue derived from our leases with the United States
Government is cancelable prior to the lease expiration date.
(6)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 8.4 years as of September 30, 2026.
(7)Includes one direct lease at 100 Technology Square at Alexandria Technology Square® Megacampus in our Cambridge submarket aggregating 255,441 RSF, which generates annualized rental revenue of $21.0 million and expires in March
2028. The tenant has leased the building since 2002 and has subsequently expanded and consolidated its operations in Cambridge into a larger footprint. As a result, we do not expect the tenant to renew its lease upon expiration. We are actively marketing the space for re-leasing and expect significant downtime following lease expiration to upgrade and re-lease the  space.
(8)Altos Labs, Inc. is a private biotechnology company led by Hal Barron, M.D., former GlaxoSmithKline Chief Scientific Officer and President, R&D. Altos Labs launched with $3.0 billion in private funding in 2022, and is backed by a group of prominent investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	27

Summary of Properties and Occupancy
September 30, 2026
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF						Number of Properties	Annual Rental Revenue
Market	Operating		Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,338,586		—	600,652	10,939,238	28%	63	$740,938	39%	$88.46
San Diego	6,419,662		466,598	—	6,886,260	18	55	341,035	18	59.23
San Francisco Bay Area	5,469,953		212,657	50,377	5,732,987	16	39	300,013	17	70.79
Seattle	2,900,871		175,950	—	3,076,821	8	39	115,007	6	43.74
Maryland	3,676,755		—	—	3,676,755	10	47	151,322	8	45.77
Research Triangle	3,436,285		—	—	3,436,285	9	36	86,341	5	26.59
New York City	727,674		—	—	727,674	2	2	65,575	3	93.24
Texas	1,651,094		—	66,350	1,717,444	4	13	41,539	2	29.50
Non-cluster/other markets/Canada	954,935	(1)	—	—	954,935	2	16	21,981	1	29.49
Properties held for sale	965,557		339,668	—	1,305,225	3	18	21,775	1	40.90
	36,541,372		1,194,873	717,379	38,453,624	100%	328	$1,885,526	100%	$60.93
			1,912,252
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/26		6/30/26	9/30/25	9/30/26	6/30/26	9/30/25
Greater Boston	81.0%	(2)	83.0%	86.8%	76.6%	73.7%	73.6%
San Diego	89.7		89.9	95.2	89.7	89.9	95.2
San Francisco Bay Area	87.1		83.1	90.4	86.3	81.9	86.4
Seattle	90.6		87.7	90.1	90.6	87.7	90.1
Maryland	91.5		91.5	93.9	91.5	91.5	93.9
Research Triangle	94.5		93.9	94.9	94.5	93.9	94.9
New York City	96.6		95.5	98.3	96.6	95.5	98.3
Texas	85.3		85.3	79.9	82.0	82.0	76.5
Subtotal	87.4		87.1	90.8	85.6	83.8	85.9
Non-cluster/other markets/Canada	78.0		54.1	85.2	78.0	54.1	81.7
	87.1%	(3)	86.9%	90.6%	85.4%	83.6%	85.8%
(1)Includes 779,842 RSF and $14.9 million of annual rental revenue in Canada.
(2)Decline in occupancy was primarily due to 339,020 RSF at our 311 Arsenal Street redevelopment project in our Greater Boston market being placed back into operation following the execution of leases aggregating 66,859 RSF, with additional leases aggregating 100,684 RSF under negotiation for advanced technology use as of 3Q26. This activity enables us to pivot the redevelopment project to a lower-cost advanced technology use, reducing future construction spend by approximately $220 million.
(3)Excludes leases aggregating 1.3 million RSF, or 3.7% of total operating RSF, executed as of September 30, 2026 and expected to be occupied upon completion of building and/or tenant improvements. See the Occupancy and
Leasing Progress chart on the following page for additional information.

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Summary of Properties and Occupancy (continued)
September 30, 2026

Occupancy and Leasing Progress
(Operating Properties)
(1)

FUTURE OCCUPANCY
KEY 3Q26 ACTIVITY
OCCUPANCY OF OPERATING PROPERTIES
90%
88%
86%
84%
82%
80%
86.9%
(0.9%)
0.6%
0.5%
87.1%
3.7%
90.8%
Operating occupancy as of June 30, 2026
Reclassification of 339,020 RSF at 311 Arsenal Street from redevelopment to operating in 3Q26, including 167,543 RSF of executed leases and leases under negotiation for space not yet delivered
Reclassification of held-for-sale properties with vacancy
Net increase in occupancy primarily due to lease commencements during 3Q26
Occupancy of operating properties as of September 30, 2026
Vacant operating space with executed leases and future occupancy
Occupancy of operating properties as of September 30, 2026, including executed leases with future occupancy

(1)Represents executed leases aggregating 1.3 million RSF with occupancy expected upon completion of building and/or tenant improvements. The weighted-average expected occupancy date is approximately June 2027, with expected annual rental revenue of approximately $52 million. We expect 32% of the total 1.3 million RSF to be occupied by December 31, 2026. These executed leases relate solely to our operating portfolio, and therefore exclude an additional 686 thousand RSF of executed leases with future delivery related to our development and redevelopment properties under construction. Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	29

Property Listing
September 30, 2026
(Dollars in thousands)

Our Megacampus Properties Account for 80% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

GREATER BOSTON
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,866	—	—	2,213,866	8	$208,716	91.8%	91.8%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,299,411	—	—	1,299,411	11	123,158	83.8	83.8
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), and 325 and 399 Binney Street
Megacampus: Alexandria Technology Square®	1,205,526	—	—	1,205,526	7	95,411	87.4	87.4
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	1,127,487	—	—	1,127,487	13	42,845	54.5	54.5
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue	578,176	—	—	578,176	5	34,104	81.4	81.4
	6,424,466	—	—	6,424,466	44	504,234	81.9	81.9
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,504,526	—	—	1,504,526	3	100,523	74.0	74.0
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	48,088	98.6	98.6
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	734,973	—	329,049	1,064,022	5	68,463	87.1	60.2
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,194	97.0	97.0
	1,320,199	—	329,049	1,649,248	8	82,657	91.5	73.2
Other
Megacampus: 30, 200, and 3000 Minuteman Road	630,000	—	271,603	901,603	6	5,436	54.1	37.8
GREATER BOSTON TOTAL	10,338,586	—	600,652	10,939,238	63	$740,938	81.0%	76.6%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	30

Property Listing (continued)
September 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SAN DIEGO
Torrey Pines
Megacampus: One Alexandria Square	1,094,258	—	—	1,094,258	10	$62,880	75.9%	75.9%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	308,681	—	—	308,681	3	14,973	97.3	97.3
10578, 10618, and 10628 Science Center Drive
	1,402,939	—	—	1,402,939	13	77,853	80.6	80.6
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,684,979	466,598	—	2,151,577	8	130,615	96.8	96.8
9880(2), 10200, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	171,001	—	—	171,001	1	5,340	46.5	46.5
	2,648,667	466,598	—	3,115,265	15	165,933	94.5	94.5
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	1,154,144	—	—	1,154,144	13	48,331	86.0	86.0
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Megacampus: Sequence District by Alexandria	572,298	—	—	572,298	6	21,235	100.0	100.0
6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
10102 Hoyt Park Drive	144,113	—	—	144,113	1	11,379	100.0	100.0
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	—	—	—
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	2,103	100.0	100.0
	2,368,056	—	—	2,368,056	27	97,249	89.7	89.7
SAN DIEGO TOTAL	6,419,662	466,598	—	6,886,260	55	$341,035	89.7%	89.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	31

Property Listing (continued)
September 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SAN FRANCISCO BAY AREA
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	1,561,033	212,657	—	1,773,690	8	$62,130	90.5%	90.5%
1455(2), 1515(2), 1655, and 1725 Third Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
South San Francisco
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	861,136	—	50,377	911,513	5	40,481	73.8	69.8
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,414	—	—	504,414	3	26,516	76.1	76.1
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	222,000	—	—	222,000	1	1,008	100.0	100.0
1150 El Camino Real
Alexandria Technology Center® – Gateway	326,197	—	—	326,197	5	14,928	86.0	86.0
600, 630, 650, 901, and 951 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae(1)	285,346	—	—	285,346	1	37,006	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,908	100.0	100.0
	2,354,778	—	50,377	2,405,155	16	130,847	83.4	81.6
San Carlos
Megacampus: Alexandria Center® for Life Science – San Carlos	634,713	—	—	634,713	3	41,624	95.6	95.6
825, 835, and 960 Industrial Road
	634,713	—	—	634,713	3	41,624	95.6	95.6
Palo Alto
Alexandria Stanford Life Science District	412,852	—	—	412,852	5	33,880	97.1	97.1
3160, 3165, 3170, and 3181 Porter Drive and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	21,796	76.3	76.3
2475 Hanover Street and 1450 Page Mill Road	166,474	—	—	166,474	2	9,736	73.7	73.7
	919,429	—	—	919,429	12	65,412	85.2	85.2
SAN FRANCISCO BAY AREA TOTAL	5,469,953	212,657	50,377	5,732,987	39	$300,013	87.1%	86.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	32

Property Listing (continued)
September 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SEATTLE
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,152,482	—	—	1,152,482	9	$54,583	84.8%	84.8%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	465,406	175,950	—	641,356	4	27,546	98.9	98.9
400(1) and 701 Dexter Avenue North, 428 Westlake Avenue North, and 219 Terry Avenue North
	1,617,888	175,950	—	1,793,838	13	82,129	88.9	88.9
Elliott Bay
410 Elliott Avenue West	2,896	—	—	2,896	1	—	—	—
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	814,995	—	—	814,995	19	19,103	94.8	94.8

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, and
22522 29th Drive Southeast, 22213 and 22309 30th Drive Southeast, and
1629, 1631, 1725, 1916, and 1930 220th Street Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	465,092	—	—	465,092	6	13,775	90.2	90.2
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
	1,280,087	—	—	1,280,087	25	32,878	93.1	93.1
SEATTLE TOTAL	2,900,871	175,950	—	3,076,821	39	115,007	90.6	90.6

MARYLAND
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	91,252	92.2	92.2
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,507	—	—	131,507	1	3,704	87.6	87.6
1405 and 1450 Research Boulevard	114,182	—	—	114,182	2	3,317	75.1	75.1
5 Research Place	63,852	—	—	63,852	1	3,164	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,974	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,853	100.0	100.0
	2,102,206	—	—	2,102,206	26	$105,264	91.6%	91.6%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

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Property Listing (continued)
September 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

MARYLAND (CONTINUED)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,669	88.6%	88.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	16,429	89.2	89.2
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,396	—	—	63,396	1	1,205	76.4	76.4
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
	1,246,707	—	—	1,246,707	19	39,744	88.9	88.9
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,500	100.0	100.0
101 West Dickman Street(1)	135,958	—	—	135,958	1	2,814	100.0	100.0
	327,842	—	—	327,842	2	6,314	100.0	100.0
MARYLAND TOTAL	3,676,755	—	—	3,676,755	47	151,322	91.5	91.5

RESEARCH TRIANGLE
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,041,067	—	—	2,041,067	15	39,833	97.8	97.8
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, and 2400 Ellis Road
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	712,537	—	—	712,537	6	25,588	88.9	88.9
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	259,962	—	—	259,962	8	7,289	85.7	85.7
104, 108, 110, 112, and 114 TW Alexander Drive and 5 Triangle Drive
Alexandria Technology Center® – Alston	121,204	—	—	121,204	2	2,290	80.5	80.5
800 and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,563	—	—	136,563	3	4,438	96.9	96.9
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,580	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
RESEARCH TRIANGLE TOTAL	3,436,285	—	—	3,436,285	36	$86,341	94.5%	94.5%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

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Property Listing (continued)
September 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

NEW YORK CITY
New York City
Megacampus: Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	$65,575	96.6%	96.6%
430 and 450 East 29th Street
NEW YORK CITY TOTAL	727,674	—	—	727,674	2	65,575	96.6	96.6

TEXAS
Austin
Megacampus: Intersection Campus	1,523,318	—	—	1,523,318	12	37,787	88.7	88.7
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	127,776	—	66,350	194,126	1	3,752	44.6	29.4
8800 Technology Forest Place
TEXAS TOTAL	1,651,094	—	66,350	1,717,444	13	41,539	85.3	82.0

Non-cluster/other markets/Canada	954,935	—	—	954,935	16	21,981	78.0	78.0

Total, excluding properties held for sale	35,575,815	855,205	717,379	37,148,399	310	1,863,751	87.1%	85.4%

Properties held for sale	965,557	339,668	—	1,305,225	18	21,775	55.1%	55.1%

Total	36,541,372	1,194,873	717,379	38,453,624	328	$1,885,526
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments in Real Estate
September 30, 2026
(Dollars in thousands)

		Development and Redevelopment
			Under Construction
	Operating		2027–2028 Stabilization	Evaluating Strategy	Future	Subtotal		Total
Square footage
Operating	35,575,815		—	—	—	—		35,575,815
Future Class A/A+ development and redevelopment properties	—		905,582	667,002	18,912,303	20,484,887		20,484,887
Future development and redevelopment square feet currently included in rental properties(1)	—		—	—	(935,031)	(935,031)		(935,031)
Total square footage, excluding properties held for sale	35,575,815		905,582	667,002	17,977,272	19,549,856		55,125,671

Properties held for sale	965,557		—	339,668	2,079,925	2,419,593		3,385,150
Total square footage	36,541,372		905,582	1,006,670	20,057,197	21,969,449		58,510,821

Investments in real estate
Gross book value as of September 30, 2026(2)	$30,198,713		$670,176	$611,311	$3,826,180	$5,107,667	(3)	$35,306,380
Properties held for sale	459,477		—	238,232	241,902	480,134		939,611
Total gross investment in real estate, excluding properties held for sale	$29,739,236		$670,176	$373,079	$3,584,278	$4,627,533		$34,366,769

20%

Development/ Redevelopment Under Construction
Land/Future Development
17%
11% to 16%
12%
Non-Income-Producing Assets(4) as a Percentage of Gross Assets
(1)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(2)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Our share of investment in our development and redevelopment pipeline as of September 30, 2026 is $4.63 billion.
(4)Excludes land and development parcels classified as held for sale which represented approximately 1% of total non-income-producing assets as of September 30, 2026, compared with approximately 1% as of December 31, 2025 and 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	36

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
September 30, 2026

99 Coolidge Avenue	50 and 60 Sylvan Road(1)	4135 Campus Point Court
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue	Megacampus: Alexandria Center® for Life Science – Waltham	Megacampus: Campus Point by Alexandria
320,809 RSF	268,992 RSF	426,927 RSF
84% Occupancy	88% Occupancy	100% Occupancy

10075 Barnes Canyon Road	269 East Grand Avenue	701 Dexter Avenue North
Megacampus: SD Tech by Alexandria	Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union
253,079 RSF	33,780 RSF	51,627 RSF
80% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	37

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)
September 30, 2026
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From YTD 3Q26 Deliveries
Aggregated $98 million(1), Including $40 million in 3Q26

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(4)	Total Project		Unlevered Yields(2)
	3Q26 Delivery Date(3)		Prior to 1/1/26	1Q26	2Q26	3Q26	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/ Inner Suburbs	8/11/26	100%	129,413	16,734	—	174,662	320,809	84%	320,809	$446,000	5.8%	6.8%
4135 Campus Point Court/San Diego/University Town Center	N/A	59.3%	—	—	426,927	—	426,927	100%	426,927	$524,000	10.8%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	N/A	50.0%	171,469	81,610	—	—	253,079	80%	253,079	$314,000	5.5%	5.7%
701 Dexter Avenue North/Seattle/Lake Union	7/9/26	100%	—	—	—	51,627	51,627	100%	227,577	TBD

Redevelopment projects
50 and 60 Sylvan Road/Greater Boston/Route 128	9/1/26	100%	—	—	—	268,992	268,992	88%	268,992	$432,000	6.3%	4.1%	(5)
269 East Grand Avenue/San Francisco Bay Area/ South San Francisco	8/21/26	100%	—	—	—	33,780	33,780	100%	84,157	TBD
8800 Technology Forest Place/Texas/Greater Houston	N/A	100%	50,094	6,948	—	—	57,042	100%	123,392	$112,000	6.3%	6.0%
Weighted average/total	8/20/26		350,976	105,292	426,927	529,061	1,412,256		1,704,933

Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 134,767 RSF that were vacant and/or unleased at delivery.
(2)The delivered leases contain effective annual rent escalations of 3%, which are expected to contribute to growth in net operating income (cash basis) over the respective lease term.
(3)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(4)Occupancy reflects total operating RSF placed in service as of each respective delivery date when the space was placed into service. Subsequent occupancy changes are not reflected.
(5)The lease with Novo Nordisk, an investment-grade tenant, was executed in a highly competitive leasing environment and provides strong long-term value through a 15-year term and 3% annual rent escalations. The lower cash yield relative to the original underwriting is primarily driven by higher development costs and lower rental assumptions than initially forecasted due to market changes.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	38

New Class A/A+ Development and Redevelopment Properties: Under Construction
September 30, 2026

10200 Campus Point Drive	1450 Owens Street
Megacampus: Campus Point by Alexandria	Megacampus: Alexandria Center® for Science and Technology – Mission Bay
466,598 RSF	212,657 RSF
100% Leased	51% Leased/Negotiating

269 East Grand Avenue	701 Dexter Avenue North
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union
50,377 RSF	175,950 RSF
40% Leased/Negotiating	69% Leased/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	39

New Class A/A+ Development and Redevelopment Properties: Under Construction (continued)
September 30, 2026
(Dollars in thousands)

Property	Market/Submarket	Dev/ Redev	Square Footage			Percentage		Occupancy(1)
			In Service	CIP	Total	Leased	Leased/ Negotiating	Initial	Stabilized
Under construction
2027–2028 stabilization
10200 Campus Point Drive(2)	San Diego/University Town Center	Dev	—	466,598	466,598	100%	100%	4Q28	4Q28
1450 Owens Street	San Francisco Bay Area/Mission Bay	Dev	—	212,657	212,657	51	51	2Q27	2028
269 East Grand Avenue	San Francisco Bay Area/South San Francisco	Redev	33,780	50,377	84,157	40	40	3Q26	2H27
701 Dexter Avenue North	Seattle/Lake Union	Dev	51,627	175,950	227,577	34	69	3Q26	2028
			85,407	905,582	990,989	69%	77%
Evaluating business and financial strategy; earliest potential lab delivery in 2028(3)(4)
40 Sylvan Road	Greater Boston/Route 128	Redev	—	329,049	329,049	—%	—%
3000 Minuteman Road	Greater Boston/Other	Redev	—	271,603	271,603	—	—
8800 Technology Forest Place	Texas/Greater Houston	Redev	57,042	66,350	123,392	46	46
			57,042	667,002	724,044	8%	8%

		Our Ownership Interest	At 100%						Unlevered Yields
Property	Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2027–2028 stabilization(5)
10200 Campus Point Drive(2)	San Diego/University Town Center	59.3%	$—	$106,862	$553,138		$660,000		7.3%	6.5%
1450 Owens Street	San Francisco Bay Area/Mission Bay	25.0%	—	263,855	TBD
269 East Grand Avenue	San Francisco Bay Area/South San Francisco	100%	49,793	53,299
701 Dexter Avenue North	Seattle/Lake Union	100%	96,398	246,160

			$146,191	$670,176	$780,000	(6)	$1,590,000	(6)

Our share of investment(6)(7)			$150,000	$420,000	$500,000	(6)	$1,070,000	(6)

Evaluating business and financial strategy; earliest potential lab delivery in 2028(3)(4)
40 Sylvan Road	Greater Boston/Route 128	100%	$—	$233,594	TBD
3000 Minuteman Road	Greater Boston/Other	100%	—	97,248
8800 Technology Forest Place	Texas/Greater Houston	100%	65,640	42,237
			$65,640	$373,079

Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over time.
(2)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we have a 59.3% ownership interest as of September 30, 2026. The project is fully leased to Novartis AG with 3% rent escalations. The tenant currently occupies a building within the Megacampus aggregating 52,853 RSF that generated annual rental revenue of $4.1 million as of 3Q26. The tenant is expected to vacate this building during 2028. We expect to fund the majority of future construction costs at the Megacampus. Refer to “Dispositions and Sales of Partial Interests” in the Earnings Press Release for additional details.
(3)We are evaluating multiple options, including whether to continue construction of laboratory improvements, pause construction, pursue lower-investment construction alternatives (including a pivot to advanced technology use), or pursue a disposition, based upon future leasing interest. Under a lower-investment scenario, we would expect lower rent and tenant improvement requirements, and we would evaluate whether all or a portion of the property would be placed back into operation. We would also expect stabilized yields under such alternatives to be lower than our initial underwriting assumptions. If we elect to continue to pursue construction of laboratory improvements for these projects, the earliest deliveries of these projects are in 2028.
(4)As of June 30, 2026, 311 Arsenal Street and 421 Park Drive in our Greater Boston market were included in projects for which we were evaluating our business and financial strategy. During 3Q26, we reclassified the 339,020 RSF redevelopment project at 311 Arsenal Street to operating following the execution of leases aggregating 66,859 RSF, with additional leases aggregating 100,684 RSF under negotiation for advanced technology use, which is expected to reduce future potential construction spending by approximately $220 million. We also entered into a purchase and sale agreement with an institutional user for the sale of 339,668 RSF at 421 Park Drive, representing substantially all of our development project at this location. This portion of the project was classified as held for sale as of 3Q26. The transaction is anticipated to close in 4Q26 and is expected to reduce future potential construction spending by approximately
$136 million.
(5)We expect to provide total estimated costs and related yields for each project over the next several quarters.
(6)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(7)Represents our share of investment based on our current ownership percentage upon completion of development or redevelopment projects, and will be adjusted as our ownership percentage increases at the Campus Point project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
September 30, 2026
(Dollars in thousands)

80% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus Ecosystems

Market Property	Submarket	Our Ownership Interest	Book Value	Development and Redevelopment Square Footage
				Under Construction	Future	Total(1)

GREATER BOSTON
Megacampus: Alexandria Center® for Life Science – Waltham	Route 128	100%	$300,320	329,049	515,000	844,049
40 Sylvan Road and 35 Gatehouse Drive
Megacampus: 30, 200, and 3000 Minuteman Road	Other	100%	115,366	271,603	350,000	621,603
3000 Minuteman Road
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue	Cambridge/Inner Suburbs	100%	25,123	—	560,000	560,000
446, 458, and 500 Arsenal Street
Megacampus: Alexandria Center® at Kendall Square	Cambridge	100%	49,415	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®	Cambridge	100%	9,176	—	100,000	100,000
10 Necco Street	Seaport Innovation District	100%	107,225	—	175,000	175,000
215 Presidential Way	Route 128	100%	6,816	—	112,000	112,000
Other development and redevelopment projects		100%	182,944	—	774,157	774,157
GREATER BOSTON TOTAL			$796,385	600,652	2,760,657	3,361,309
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest		Book Value	Development and Redevelopment Square Footage
					Under Construction	Future	Total(1)

SAN DIEGO
Megacampus: Campus Point by Alexandria	University Town Center	59.3%	(2)	$288,339	466,598	866,816	1,333,414
10010(3), 10140(3), and 10200 Campus Point Drive and 4165, 4224, and 4275(3) Campus Point Court
11255 and 11355 North Torrey Pines Road	Torrey Pines	100%		168,945	—	215,000	215,000
Megacampus: One Alexandria Square	Torrey Pines	100%		71,391	—	125,280	125,280
10975 and 10995 Torreyana Road
Megacampus: 5200 Illumina Way	University Town Center	51.0%		17,939	—	451,832	451,832
9625 Towne Centre Drive	University Town Center	30.0%		859	—	100,000	100,000
Megacampus: Sequence District by Alexandria	Sorrento Mesa	100%		51,110	—	1,661,915	1,661,915
6290, 6310, 6340, 6350, and 6450 Sequence Drive
Megacampus: SD Tech by Alexandria	Sorrento Mesa	50.0%		144,675	—	493,845	493,845
9805 Scranton Road and 10065 Barnes Canyon Road
Other development and redevelopment projects		(4)		—	—	50,000	50,000
SAN DIEGO TOTAL				743,258	466,598	3,964,688	4,431,286

SAN FRANCISCO BAY AREA
Megacampus: Alexandria Center® for Science and Technology – Mission Bay	Mission Bay	25.0%		263,855	212,657	—	212,657
1450 Owens Street
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	South San Francisco	100%		59,954	50,377	90,000	140,377
211(4) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	South San Francisco	100%		471,396	—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae	South San Francisco	48.6%		164,771	—	348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos	San Carlos	100%		510,128	—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
SAN FRANCISCO BAY AREA TOTAL				$1,470,104	263,034	3,866,231	4,129,265
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)In October 2026, we completed a partial sale of our interest in this joint venture for $475.0 million, which reduced our interest to approximately 30%. We expect to fund the majority of future construction costs at the Megacampus, which is expected to increase our ownership interest over time to over 50%. Refer to “Dispositions and Sales of Partial Interests” in the Earnings Press Release for additional details.
(3)We have a 100% interest in this property.
(4)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest	Book Value	Development and Redevelopment Square Footage
				Under Construction	Future		Total(1)

SEATTLE
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	Lake Union	(2)	$548,166	175,950	1,057,400		1,233,350
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South	SoDo	100%	64,353	—	544,825		544,825
410 West Harrison Street	Elliott Bay	100%	27,147	—	91,000		91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	Bothell	100%	20,823	—	230,000		230,000
21660 20th Avenue Southeast
Other development and redevelopment projects		100%	161,663	—	706,087		706,087
SEATTLE TOTAL			822,152	175,950	2,629,312		2,805,262

MARYLAND
Megacampus: Alexandria Center® for Life Science – Shady Grove	Rockville	100%	25,968	—	296,000		296,000
9830 Darnestown Road
MARYLAND TOTAL			25,968	—	296,000		296,000

RESEARCH TRIANGLE
Megacampus: Alexandria Center® for Life Science – Durham	Research Triangle	100%	170,969	—	2,060,000		2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle		100%	118,275	—	1,170,000		1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for Sustainable Technologies	Research Triangle	100%	57,656	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
Other development and redevelopment projects		100%	1,647	—	25,000		25,000
RESEARCH TRIANGLE TOTAL			348,547	—	4,005,000		4,005,000

NEW YORK CITY
Megacampus: Alexandria Center® for Life Science – New York City	New York City	100%	185,936	—	550,000	(3)	550,000
NEW YORK CITY TOTAL			$185,936	—	550,000		550,000
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 364,350 RSF and a 60.0% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.
(3)In 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our quarterly report on Form 10-Q for the three months ended September 30, 2026 filed with the SEC on October 26, 2026 for additional details.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest	Book Value		Development and Redevelopment Square Footage
					Under Construction	Future	Total(1)

TEXAS
Alexandria Center® for Advanced Technologies at The Woodlands	Greater Houston	100%	$45,351		66,350	116,405	182,755
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street	Austin	100%	142,328		—	250,010	250,010
Other development and redevelopment projects		100%	—		—	—	—
TEXAS TOTAL			187,679		66,350	366,415	432,765

Other development and redevelopment projects		100%	47,504		—	474,000	474,000
Total pipeline as of September 30, 2026, excluding properties held for sale			4,627,533		1,572,584	18,912,303	20,484,887
Properties held for sale			480,134		339,668	2,079,925	2,419,593
Total pipeline as of September 30, 2026			$5,107,667	(2)	1,912,252	20,992,228	22,904,480

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 935,031 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes $1.04 billion of projects that are currently under construction.

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Construction Spending
September 30, 2026
(Dollars in thousands)

Construction spending	Projected Guidance Midpoint for Year Ending December 31, 2026		Nine Months Ended September 30, 2026	Year Ended December 31, 2025

Construction of Class A/A+ properties:
Active construction projects
Development and redevelopment under construction(1)	$1,555,000		$1,039,228	$1,216,572
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	210,000	(2)	140,645	275,971
Revenue- and non-revenue-enhancing capital expenditures(3)	510,000	(4)	430,365	324,293
Construction spending (before contributions from noncontrolling interests or tenants)	2,275,000		1,610,238	1,816,836
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)	(5)	(50,727)	(193,936)
Tenant-funded and -built landlord improvements	(425,000)		(405,733)	(178,651)
Total construction spending	$1,750,000		$1,153,778	$1,444,249
2026 guidance range for construction spending	$1,500,000 – $2,000,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction

Timing	Amount(5)
4Q26	$49,000
2027 and beyond	56,000
Total	$105,000

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes smaller conversions to laboratory space through redevelopment.
(2)Approximately 74% represents capitalized costs.
(3)Represents revenue- and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements.
(4)The top two revenue- and non-revenue-enhancing capital expenditure projects in 2026 represent approximately 53% of the total spending within this category. The first project relates to a property located at the Alexandria Center® for
Advanced Technologies – South San Francisco Megacampus in our South San Francisco submarket, which is leased to a new tenant and is undergoing its first major renovation in 12 years. The second project relates to two properties at the Alexandria Technology Square® Megacampus in our Cambridge submarket, which are undergoing their first major renovation in 16 years.
(5)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.

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Capitalization of Interest
September 30, 2026
(Dollars in thousands)

Key Categories of Average Real Estate Basis Qualifying for Capitalization	Three Months Ended September 30, 2026
Total(1)	$5,866,853
Projects delivered in 3Q26 or other projects no longer requiring capitalization of interest as of the end of 3Q26(2)	(1,402,235)
Projects continuing to qualify for capitalization of interest as of the end of 3Q26	$4,464,618

Components of average real estate basis of projects continuing to qualify for capitalization of interest as of the end of 3Q26
Class A/A+ development and redevelopment projects under construction and repositioning projects:
2027–2028 stabilization	$384,632
Repositioning and smaller redevelopment projects(3)	1,735,127
2,119,759

Land/future development projects with pre-construction milestones through 2028(4)	2,344,859

Average real estate basis of projects continuing to qualify for capitalization as of the end of 3Q26	$4,464,618

4Q26 projected range for average real estate capitalization basis	$3,400,000 – $4,900,000
Substantial Reduction in Land and Development and Redevelopment Drives Decrease in Average Real Estate Basis Capitalized
$8.1B

Development/Redevelopment Under Construction and Repositioning Projects
Land/Future Development
$7.0B
$6.9B
$5.9B
$3.4B – $4.9B
Average Real Estate Basis Capitalized
(1)In addition to capitalized interest, we incur other capitalized project costs, including property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties. If we cease activities necessary to prepare a project for its intended use, related costs are expensed as incurred. Annualized capitalized operating expenses represent approximately 2% of the total average real estate basis subject to capitalization for 3Q26.
(2)Primarily includes projects at 421 Park Drive on the Alexandria Center® for Life Science – Fenway Megacampus and Alexandria Stanford Life Science District, both of which were classified as held for sale as of September 30, 2026, as well as a delivered project at Alexandria Center® for Life Science – Waltham Megacampus during 3Q26.
(3)Primarily consists of projects related to our operating assets that generally have shorter periods for which capitalization of interest is required, including executed leases aggregating 1.3 million RSF as of September 30, 2026, with future occupancy expected after completion of building and/or tenant improvements by June 2027 on a weighted-average basis. The balance also includes redevelopment projects for which we are evaluating business and financial strategy.
(4)Includes future pipeline projects expected to reach pre-construction milestones, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction, with a weighted-average key construction milestone by 1H28. As projects progress, we will evaluate whether to proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, pause future investments, or consider potential disposition. These projects include, among others, future Megacampus development projects at (i) Alexandria Center® for Advanced Technologies – Tanforan, (ii) Alexandria Center® for Life Science – San Carlos, where we have a letter of intent for approximately 235,600 RSF related to existing industrial buildings that were originally expected to be demolished to allow for future development, (iii) Alexandria Center® for Life Science – New York City, and (iv)
Campus Point by Alexandria, which represent approximately 52% of the total real estate basis that continues to qualify for capitalization in this category as of September 30, 2026.

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Joint Venture Financial Information
September 30, 2026

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(1)(2)	San Diego	University Town Center	40.7%	(3)	1,586,697
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		171,001
SD Tech by Alexandria(1)(4)	San Diego	Sorrento Mesa	50.0%		1,051,752
Summers Ridge Science Park(5)	San Diego	Sorrento Mesa	70.0%		316,531
Alexandria Center® for Science and Technology – Mission Bay(6)	San Francisco Bay Area	Mission Bay	75.0%		551,845
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.4%		285,346
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
400 Dexter Avenue North	Seattle	Lake Union	70.0%		291,355
800 Mercer Street(1)	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
101 West Dickman Street	Maryland	Beltsville	58.4%	(7)	135,958
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes properties currently under construction or in our future development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(2)Includes 10200, 10290, and 10300 Campus Point Drive and 4135, 4155, 4165, 4224, and 4242 Campus Point Court.
(3)In October 2026, we completed a partial sale of our interest in this joint venture for $475.0 million which reduced our interest to approximately 30%. We expect to fund the majority of future construction costs at the Megacampus, which is expected to reduce the ownership interests of our new joint venture partner and existing joint venture partner over time to below 20.0% and 30.0%, respectively, and increase our ownership interest to over 50.0%. Refer to
“Dispositions and sales of partial interests” in the Earnings Press Release and “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
(4)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(5)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(6)Includes 1450, 1500, and 1700 Owens Street and 455 Mission Bay Boulevard South.
(7)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
September 30, 2026
(In thousands)

	As of September 30, 2026
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,363,861	$85,927
Cash, cash equivalents, and restricted cash	136,379	2,514
Other assets	403,837	10,486
Secured notes payable	—	(61,016)
Other liabilities	(292,967)	(9,331)
Redeemable noncontrolling interests	(9,119)	—
	$3,601,991	$28,580

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2026		September 30, 2026
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$105,561	$301,634	$2,885	$8,895
Rental operations	(33,927)	(97,557)	(940)	(3,092)
	71,634	204,077	1,945	5,803
General and administrative	(593)	(1,876)	(23)	(47)
Interest	(20)	(190)	(989)	(2,990)
Depreciation and amortization of real estate assets	(32,458)	(93,449)	(858)	(2,577)
Gain on sale of interest of unconsolidated JV	—	—	—	152
Fixed returns allocated to redeemable noncontrolling interest(1)	191	730	—	—
	$38,754	$109,292	$75	$341

Straight-line rent and below-market lease revenue	$4,909	$9,034	$216	$550
Funds from operations(2)	$71,212	$202,741	$933	$2,918

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interest for a property in the San Francisco Bay Area market. This redeemable noncontrolling interest earns a fixed return on its investment rather than participating in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
September 30, 2026
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(losses) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	September 30, 2026				Year Ended December 31, 2025
	Three Months Ended		Nine Months Ended
Realized gains (losses):
Realized gains	$16,007		$44,497		$115,722
Impairment of non-real estate investments	(13,580)	(1)	(35,026)		(95,716)
Significant realized losses	—		—		(103,329)
	2,427		9,471		(83,323)
Unrealized gains	21,563	(2)	143,164	(2)	26,980	(3)
Investment income (losses)	$23,990		$152,635		$(56,343)

	September 30, 2026					December 31, 2025
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$105,921		$56,294	$(24,638)	$137,577	$94,928
Entities that report NAV	507,978		215,565	(43,100)	680,443	512,376
Entities that do not report NAV:
Entities with observable price changes	77,062		50,568	(10,785)	116,845	123,238
Entities without observable price changes	406,415		—	—	406,415	413,324
Investments accounted for under the equity method	N/A		N/A	N/A	394,393	357,383
September 30, 2026	$1,097,376	(4)	$322,427	$(78,523)	$1,735,673	$1,501,249

December 31, 2025	$1,010,488		$184,434	$(51,056)	$1,501,249

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

18%
Tenant
7%
Public
82%
Non-Tenant
93%
Private
(1)Primarily relates to one non-real estate investment in a privately held entity that does not report NAV.
(2)Primarily relates to the increase in the fair value of our investments in privately held entities that report NAV during the three and nine months ended September 30, 2026.
(3)Primarily relates to the increase in fair values of our investments in publicly traded entities during the year ended December 31, 2025.
(4)Represents 2.7% of gross assets as of September 30, 2026. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Balance Sheet
September 30, 2026

ALEXANDRIA CONTINUES TO MAINTAIN A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2022(2)
$4.6B	95.5%

REMAINING DEBT TERM (IN YEARS)(3)	DEBT INTEREST RATE
11.6	4.33%
Longest Among S&P 500 REITs(4)

4Q26 ANNUALIZED GUIDANCE
5.6x to 6.2x	3.4x to 3.9x
NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA	FIXED-CHARGE COVERAGE RATIO
TOP 20%
CREDIT RATING RANKING AMONG
ALL PUBLICLY TRADED U.S. REITS(1)
BBB+
Negative
WEIGHTED AVERAGE
Baa2
Stable
As of September 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Top 20% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of September 30, 2026.
(2)Represents the average quarterly percentage of fixed-rate debt as of each quarter-end from January 1, 2022 through September 30, 2026.
(3)Pro forma for the potential early redemption of our junior subordinated notes payable on February 15, 2032, our weighted-average remaining debt term would have been 9.7 years.
(4)Sources: S&P Global Market Intelligence, Bloomberg Professional Services, or company filings as of June 30, 2026, except for ARE, which is as of September 30, 2026.

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Key Credit Metrics
September 30, 2026

Liquidity		Limited Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.6B

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,908
Cash, cash equivalents, and restricted cash	514
Investments in publicly traded companies	138
Liquidity as of September 30, 2026	$4,560

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

$5,000
$5,000
$5,000
$1,091
$353
<$350

Remaining amounts available for borrowing under our unsecured senior line of credit	Outstanding balance under our unsecured senior line of credit and/or commercial paper program

6.9x

12/31/25
9/30/26
9/30/26 Pro Forma
12/31/26 Target
Intermediate-Term Goal

6.6x(2)
5.6x to 6.2x
3.4x to 3.9x
3.7x
5.7x
Mid-5x Range
3.2x
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.
(2)The pro forma amount reflects the October 23, 2026 sale of our partial interest in the Campus Point by Alexandria joint venture for $475.0 million. Refer to “Dispositions and Sales of Partial Interests” in the Earnings Press
Release for additional details.

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Summary of Debt
September 30, 2026
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)		Remaining Term (in years)

Unsecured senior notes payable	$10,820,687	$—	$10,820,687	83.9%	4.04%		10.60
Junior subordinated notes payable	985,143	—	985,143	7.6%	7.37	(4)	30.40	(4)
Unsecured senior line of credit(2) and commercial paper program(3)	—	1,091,166	1,091,166	8.5	4.40		5.30	(5)
Total/weighted average	$11,805,830	$1,091,166	$12,896,996	100.0%	4.33%		11.6	(5)
Percentage of total debt	91.5%	8.5%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of September 30, 2026, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.50 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are back-stopped by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.725%. As of September 30, 2026, we had $1.09 billion of commercial paper notes outstanding.
(4)Our junior subordinated notes will initially bear interest at 7.250% per year through, but excluding, February 15, 2032. Thereafter, the interest rate will reset every five years to the five-year U.S. Treasury rate plus 2.889%, subject to a minimum interest rate of 7.250%. In addition, we may redeem the notes at 100% of principal plus accrued and unpaid interest during the period beginning November 17, 2031 and ending on February 15, 2032, and thereafter on any interest payment date.
(5)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 11.2 years. The commercial paper notes sold during the nine months ended September 30, 2026 were issued at a weighted-average yield to maturity of 4.19% and had a weighted-average maturity term of 14 days. Our total weighted-average remaining term also assumes the full maturity of our junior subordinated notes payable due in 2057. Pro forma for the potential early redemption of our junior subordinated notes on February 15, 2032, our total weighted-average remaining debt term would have been 9.7 years.

	Average Debt Outstanding		Weighted-Average Interest Rate
	September 30, 2026		September 30, 2026
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Long-term fixed-rate debt	$11,341,163	$11,239,142	4.15%	4.04%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	1,915,075	1,945,860	4.21	4.18
Blended-average interest rate	13,256,238	13,185,002	4.16	4.06
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.13	0.13
Total/weighted average	$13,256,238	$13,185,002	4.29%	4.19%

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Summary of Debt (continued)
September 30, 2026
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2026	Requirement	September 30, 2026

Total Debt to Total Assets	≤ 60%	33%	≤ 60.0%	35.5%
Secured Debt to Total Assets	≤ 40%	—%	≤ 45.0%	—%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.6x	≥ 1.50x	2.91x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	295%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	5.84x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt	As of September 30, 2026
						At 100%
Unconsolidated Joint Venture	Maturity Date		Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	10/29/26	(3)	SOFR+1.95%	(4)	5.91%	$26,750	$19,354	58.4%
1655 and 1725 Third Street	2/10/35		6.37%		6.44%	500,000	497,138	10.0%
						$526,750	$516,492

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2026.
(3)In October 2026, the unconsolidated real estate joint venture refinanced this debt with a new $22.5 million secured note payable bearing interest at SOFR+1.85% and maturing in October 2030. As of September 30, 2026, our investment in this unconsolidated real estate joint venture was $9.9 million.
(4)This loan is subject to a SOFR floor of 0.75%.

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Summary of Debt (continued)
September 30, 2026
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
							2026	2027	2028	2029	2030	Thereafter

Unsecured senior notes payable	3.95%		4.13%		1/15/27		$—	$350,000	$—	$—	$—	$—	$350,000	$(167)	$349,833
Unsecured senior notes payable	3.95%		4.07		1/15/28		—	—	425,000	—	—	—	425,000	(569)	424,431
Unsecured senior notes payable	4.50%		4.60		7/30/29		—	—	—	300,000	—	—	300,000	(637)	299,363
Unsecured senior notes payable	2.75%		2.87		12/15/29		—	—	—	400,000	—	—	400,000	(1,346)	398,654
Unsecured senior notes payable	4.70%		4.81		7/1/30		—	—	—	—	450,000	—	450,000	(1,408)	448,592
Unsecured senior notes payable	4.90%		5.05		12/15/30		—	—	—	—	700,000	—	700,000	(3,359)	696,641
Unsecured senior notes payable	3.375%		3.48		8/15/31		—	—	—	—	—	750,000	750,000	(3,219)	746,781
Unsecured senior notes payable	2.00%		2.12		5/18/32		—	—	—	—	—	900,000	900,000	(5,347)	894,653
Unsecured senior notes payable	1.875%		1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(5,586)	994,414
Unsecured senior notes payable	2.95%		3.07		3/15/34		—	—	—	—	—	800,000	800,000	(5,905)	794,095
Unsecured senior notes payable	4.75%		4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,155)	495,845
Unsecured senior notes payable	5.50%		5.66		10/1/35		—	—	—	—	—	550,000	550,000	(5,852)	544,148
Unsecured senior notes payable	5.25%		5.41		3/15/36		—	—	—	—	—	750,000	750,000	(10,601)	739,399
Unsecured senior notes payable	5.25%		5.38		5/15/36		—	—	—	—	—	400,000	400,000	(3,508)	396,492
Unsecured senior notes payable	4.85%		4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,670)	297,330
Unsecured senior notes payable	4.00%		3.95		2/1/50		—	—	—	—	—	390,801	390,801	5,419	396,220
Unsecured senior notes payable	3.00%		3.16		5/18/51		—	—	—	—	—	352,398	352,398	(4,373)	348,025
Unsecured senior notes payable	3.55%		3.70		3/15/52		—	—	—	—	—	475,406	475,406	(6,127)	469,279
Unsecured senior notes payable	5.15%		5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,204)	492,796
Unsecured senior notes payable	5.625%		5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,304)	593,696
Unsecured senior notes payable weighted- average interest rate/subtotal			4.04				—	350,000	425,000	700,000	1,150,000	8,268,605	10,893,605	(72,918)	10,820,687

Junior subordinated notes payable	7.25%	(3)	7.37	(3)	2/15/57	(3)	—	—	—	—	—	1,000,000	1,000,000	(14,857)	985,143

Unsecured senior line of credit and commercial paper program(4)	(4)		4.40%	(4)	1/22/32	(4)	—	—	—	—	—	1,092,450	1,092,450	(1,284)	1,091,166

Weighted-average interest rate/total			4.33%				$—	$350,000	$425,000	$700,000	$1,150,000	$10,361,055	$12,986,055	$(89,059)	$12,896,996

Fixed-rate debt							$—	$350,000	$425,000	$700,000	$1,150,000	$9,268,605	$11,893,605	$(87,775)	$11,805,830
Variable-rate debt							—	—	—	—	—	1,092,450	1,092,450	(1,284)	1,091,166
Total debt							$—	$350,000	$425,000	$700,000	$1,150,000	$10,361,055	$12,986,055	$(89,059)	$12,896,996
Weighted-average stated rate on maturing debt							N/A	3.95%	3.95%	3.50%	4.82%	4.22%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.
(4)Refer to footnotes 2, 3, and 5 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details. In September 2026, we amended and restated our $5.0 billion unsecured senior line of credit which, among other changes, extended the maturity date from January 22, 2030 to January 22, 2032, including extension options that we control. In addition, the amendment reduced the applicable borrowing rate to SOFR plus 0.725% from SOFR plus 0.835%.

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Definitions and Reconciliations
September 30, 2026

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Net (loss) income	$(598,932)	$(38,969)	$398,377	$(995,354)	$(197,845)
Interest expense	79,687	64,342	64,584	65,674	54,852
Income taxes	2,609	1,845	3,225	1,851	3,737
Depreciation and amortization	304,419	304,384	305,441	322,063	340,230
Stock compensation expense	11,953	10,146	11,032	8,232	10,293
Loss (gain) on early extinguishment of debt	3,323	—	(366,435)	—	107
Gain on sales of real estate	—	—	—	(619,914)	(9,366)
Unrealized (gains) losses on non-real estate investments	(21,563)	(131,933)	10,332	(98,548)	(18,515)
Significant realized losses on non-real estate investments	—	—	—	103,329	—
Impairment of non-real estate investments	13,580	8,998	12,448	20,181	25,139
Impairment of real estate	637,904	222,470	5,499	1,717,188	323,870
Decrease in provision for expected credit losses on financial instruments	—	—	—	(341)	—
Adjusted EBITDA	$432,980	$441,283	$444,503	$524,361	$532,502

Total revenues	$671,182	$662,784	$671,022	$754,414	$751,944

Adjusted EBITDA margin	65%	67%	66%	70%	71%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
Adjusted EBITDA and Adjusted EBITDA margin (continued)
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates investors’ comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	55

Definitions and Reconciliations (continued)
September 30, 2026

Advanced technology
Advanced technology space serves tech office and non-life-science users whose operations require building characteristics, infrastructure, or systems beyond those typically found in traditional office space. Similar to laboratory space, advanced technology space may require enhanced floor-
loading capacity; increased electrical capacity, redundancy, and resilience; greater floor-to-floor heights or clear heights; enhanced freight and loading access; enhanced security features; and specialized
HVAC, exhaust, or other critical building systems.
Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP. It includes the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2026, approximately 91% of our leases
(on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees, debt premiums (discounts) and interest expense associated with the equity treatment of junior subordinated notes payable. Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
September 30, 2026. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus ecosystems within AAA life science and advanced technology innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-
quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects generally consist of the permanent change in use of acquired office, warehouse, or shell space into facilities designed for life science innovation or advanced technology. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	56

Definitions and Reconciliations (continued)
September 30, 2026

Development, redevelopment, and pre-construction (continued)
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarterly dividend per share divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Fixed charges equal interest expense calculated in accordance with GAAP plus capitalized interest, plus preferred stock dividends, less amortization of loan fees and debt premiums (discounts), and less any portion of interest expense or preferred stock dividends incurred from any corresponding portion of any hybrid instrument that is treated as equity, generally consistent with the treatment by key rating agencies, as excluding such amounts provides investors with useful supplemental information regarding the effect of that equity-credit treatment on our credit profile and fixed-charge coverage.
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Adjusted EBITDA	$432,980	$441,283	$444,503	$524,361	$532,502

Interest expense	$79,687	$64,342	$64,584	$65,674	$54,852
Capitalized interest	62,922	73,717	69,973	81,845	86,091
Amortization of loan fees	(4,422)	(4,417)	(4,428)	(4,481)	(4,505)
Amortization of debt discounts	(353)	(352)	(320)	(327)	(325)
Interest expense associated with the equity treatment of junior subordinated notes payable(1)	(4,028)	—	—	—	—
Cash interest and fixed charges	$133,806	$133,290	$129,809	$142,711	$136,113

Fixed-charge coverage ratio:
– quarter annualized	3.2x	3.3x	3.4x	3.7x	3.9x
– trailing 12 months	3.4x	3.6x	3.8x	4.0x	4.1x

(1)Represents 50% of the interest expense associated with our junior subordinated notes payable, corresponding to the portion of the related amount that key rating agencies treat as equivalent to a common dividend for credit-
analysis purposes.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	57

Definitions and Reconciliations (continued)
September 30, 2026

Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real
Estate Equities, Inc.’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for funds from operations on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real
Estate Equities, Inc.’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2026		September 30, 2026
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$38,754	$109,292	$75	$341
Depreciation and amortization of real estate assets	32,458	93,449	858	2,577
Funds from operations	$71,212	$202,741	$933	$2,918
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Total assets	$34,051,722	$34,632,226	$34,167,397	$34,081,835	$37,375,148
Accumulated depreciation	6,879,381	6,648,143	6,393,658	6,127,525	6,416,745
Gross assets	$40,931,103	$41,280,369	$40,561,055	$40,209,360	$43,791,893

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the annualized net operating income expected to be realized upon a project being placed into service and achieving stabilized occupancy. For projects placed into service during the period, the incremental annual net operating income disclosed excludes future incremental annual net operating income from space that was vacant or unleased at delivery. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	58

Definitions and Reconciliations (continued)
September 30, 2026

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2026, as reported by Bloomberg Professional
Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.
Investments in real estate
The following table reconciles our investments in real estate as of September 30, 2026:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$35,306,380
Less: accumulated depreciation	(6,879,381)
Investments in real estate	$28,426,999
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of September 30, 2026:

(Dollars in thousands)	Book Value	Percentage of Gross Assets
Projects under active construction	$1,043,255	3%
Future development projects(1) and land parcels primarily located in Megacampuses	3,584,278	9
Total Class A/A+ development and redevelopment pipeline, excluding properties held for sale	4,627,533	12
Properties held for sale – land and development parcels	480,134	1
Total Class A/A+ development and redevelopment pipeline	$5,107,667	13%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
The square footage presented in the table below is classified as operating as of
September 30, 2026 and excludes properties classified as held for sale. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we intend, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2026	2027	Thereafter(1)	Total
Future projects:
446, 458, and 500 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	116,623	116,623
Campus Point by Alexandria/University Town Center	Dev	—	—	96,805	96,805
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	457,013	457,013
1150 El Camino Real/South San Francisco	Dev	—	—	152,000	152,000
960 Industrial Road/San Carlos	Dev	—	—	112,590	112,590
Total		—	—	935,031	935,031

(1)Includes vacant square footage as of September 30, 2026.

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Definitions and Reconciliations (continued)
September 30, 2026

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, which are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that, to facilitate investors’
clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Megacampus™
A Megacampus ecosystem is a cluster campus that consists of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF, excluding properties classified as held for sale, as of September 30,
2026:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,485,494	15,575,865
Core and non-core	378,257	3,973,991
Total	$1,863,751	19,549,856

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	80%	80%
Net cash provided by operating activities, as adjusted
We use net cash provided by operating activities, as adjusted, as a supplemental measure for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Net cash provided by operating activities, as adjusted, is calculated as net cash provided by operating activities as shown in our consolidated statements of cash flows, adjusted for changes in operating assets and liabilities (as they represent timing differences), and reduced by dividends and distributions to noncontrolling interests (excludes liquidating distributions from asset sales).
We believe net cash provided by operating activities, as adjusted, provides investors with relevant and useful information as it allows investors to evaluate our operating cash flows on a more consistent basis that excludes period-to-period timing differences in operating assets and liabilities
(working capital) and reflects cash dividends and distributions paid quarterly.
The following table reconciles net cash flows from operating activities, the most directly comparable financial measure presented in accordance with GAAP, to net cash provided by operating activities, as adjusted:

	Nine Months Ended
(in thousands)	9/30/26	9/30/25
Net cash provided by operating activities	$875,410	$1,101,668
Changes in operating assets and liabilities	154,064	188,563
Common stock dividends paid	(371,427)	(684,419)
Distributions to noncontrolling interests	(171,248)	(186,725)
Net cash provided by operating activities, as adjusted	$486,799	$419,087

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Definitions and Reconciliations (continued)
September 30, 2026

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure for evaluating our balance sheet leverage. Net debt and preferred stock is calculated at the end of the applicable period and equals total consolidated debt (including secured debt, unsecured senior debt, and junior subordinated debt) plus preferred stock, less cash, cash equivalents, restricted cash, and the portion of any hybrid instrument included in debt or preferred stock that is treated as equity, generally consistent with the treatment by key rating agencies, as excluding such amounts provides investors with useful supplemental information regarding the effect of that equity-credit treatment on our leverage. Refer to the definition of Adjusted EBITDA and Adjusted
EBITDA margin for further information on the calculation of Adjusted EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Secured notes payable	$—	$—	$—	$—	$—
Unsecured senior notes payable	10,820,687	10,818,366	11,166,009	12,047,394	12,044,999
Junior subordinated notes payable	985,143	—	—	—	—
Unsecured senior line of credit and commercial paper	1,091,166	1,994,508	1,353,986	353,161	1,548,542
Unamortized deferred financing costs	79,954	67,066	69,071	74,314	76,383
Cash and cash equivalents	(508,855)	(470,449)	(418,720)	(549,062)	(579,474)
Restricted cash	(4,908)	(4,690)	(4,665)	(4,693)	(4,705)
Equity treatment of junior subordinated notes payable(1)	(500,000)	—	—	—	—
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$11,963,187	$12,404,801	$12,165,681	$11,921,114	$13,085,745

Adjusted EBITDA:
– quarter annualized	$1,731,920	$1,765,132	$1,778,012	$2,097,444	$2,130,008
– trailing 12 months	$1,843,127	$1,942,649	$2,044,906	$2,141,811	$2,185,820

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.9x	7.0x	6.8x	5.7x	6.1x
– trailing 12 months	6.5x	6.4x	5.9x	5.6x	6.0x

(1)Represents the 50% equity treatment assigned by key rating agencies to the $1.0 billion principal amount of our junior subordinated notes payable.
Net debt and preferred stock to Adjusted EBITDA (continued)
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/26	9/30/25	9/30/26	9/30/25
Net loss	$(598,932)	$(197,845)	$(239,524)	$(221,372)

Equity in (earnings) losses of unconsolidated real estate joint ventures	(75)	(201)	(341)	9,327
General and administrative expenses	40,915	29,224	112,461	89,027
Interest expense	79,687	54,852	208,613	161,024
Depreciation and amortization	304,419	340,230	914,244	1,028,415
Impairment of real estate	637,904	323,870	865,873	485,630
Loss (gain) on early extinguishment of debt	3,323	107	(363,112)	107
Gain on sales of real estate	—	(9,366)	—	(22,531)
Investment (income) losses	(23,990)	(28,161)	(152,635)	52,453
Net operating income	443,251	512,710	1,345,579	1,582,080
Straight-line rent revenue	(2,466)	(18,821)	(21,229)	(59,380)
Amortization of deferred revenue related to tenant- funded and -built landlord improvements	(11,992)	(5,455)	(24,881)	(9,507)
Amortization of acquired below-market leases	(8,233)	(6,456)	(22,229)	(31,874)
Provision for expected credit losses on financial instruments	—	—	—	285
Net operating income (cash basis)	$420,560	$481,978	$1,277,240	$1,481,604

Net operating income (cash basis) – annualized	$1,682,240	$1,927,912	$1,702,987	$1,975,472

Net operating income (from above)	$443,251	$512,710	$1,345,579	$1,582,080
Total revenues	$671,182	$751,944	$2,004,988	$2,272,142
Operating margin	66%	68%	67%	70%

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Definitions and Reconciliations (continued)
September 30, 2026

Net operating income, net operating income (cash basis), and operating margin (continued)
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell for assets held for sale or to their estimated fair value for assets held and used. These impairments result from investing decisions or a deterioration in market conditions or changes in the intended use of a property. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
Net operating income, net operating income (cash basis), and operating margin (continued)
We believe that, to facilitate investors’ clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for net operating income on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
September 30, 2026

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2026:

Development and redevelopment – under construction	Properties
1450 Owens Street	1
701 Dexter Avenue North	1
10200 Campus Point Drive	1
40 Sylvan Road	1
269 East Grand Avenue	1
8800 Technology Forest Place	1
3000 Minuteman Road Building 4	1
7
Development and redevelopment – placed into service or reclassified into operating after January 1, 2025
230 Harriet Tubman Way	1
500 North Beacon Street and 4 Kingsbury Avenue	2
10935, 10945, and 10955 Alexandria Way	3
10075 Barnes Canyon Road	1
4135 Campus Point Court	1
99 Coolidge Avenue	1
50 and 60 Sylvan Road	2
311 Arsenal Street	1
3000 Minuteman Road Building 3	1
421 Park Drive	1
14
Acquisitions after January 1, 2025
Other	2
2

Unconsolidated real estate JVs	3
Properties held for sale	18
Total properties excluded from same properties	44

Same properties	284
Total properties as of September 30, 2026	328
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which a development or redevelopment project is expected to reach occupancy of 95% or greater.
Tenant collections
Tenant collections represent the percentage of recognized rental income billed during the respective quarter that has been collected as of the date of this report. Rental income from tenants for whom collection is considered not probable is recognized only upon receipt of cash and, accordingly, is included in this calculation only to the extent recognized and collected.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and are earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect on net income of any significant variability in components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Income from rentals	$653,618	$643,210	$653,013	$728,872	$735,849	$1,949,841	$2,216,303
Rental revenues	(481,348)	(486,589)	(474,786)	(538,330)	(541,070)	(1,442,723)	(1,646,559)
Tenant recoveries	$172,270	$156,621	$178,227	$190,542	$194,779	$507,118	$569,744

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Definitions and Reconciliations (continued)
September 30, 2026

Total debt and preferred stock, as adjusted
Total debt and preferred stock, as adjusted, is calculated at the end of the applicable period and equals total consolidated debt (including secured debt, unsecured senior, and junior subordinated debt) plus preferred stock, less the portion of any hybrid instrument included in debt or preferred stock that is treated as equity, generally consistent with the treatment by key rating agencies, as excluding such amounts provides investors with useful supplemental information regarding the effect of that equity-credit treatment on our leverage.
The following table reconciles total debt and preferred stock, as adjusted:

(Dollars in thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Secured notes payable	$—	$—	$—	$—	$—
Unsecured senior notes payable	10,820,687	10,818,366	11,166,009	12,047,394	12,044,999
Junior subordinated notes payable	985,143	—	—	—	—
Unsecured senior line of credit and commercial paper	1,091,166	1,994,508	1,353,986	353,161	1,548,542
Equity treatment of junior subordinated notes payable(1)	(500,000)	—	—	—	—
Preferred stock	—	—	—	—	—
Total debt and preferred stock, as adjusted	$12,396,996	$12,812,874	$12,519,995	$12,400,555	$13,593,541
(1)Represents the 50% equity treatment assigned by key rating agencies to the $1.0 billion principal amount of our junior subordinated notes payable.
Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.
Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Unencumbered net operating income	$443,251	$455,448	$446,880	$521,871	$512,710
Encumbered net operating income	—	—	—	—	—
Total net operating income	$443,251	$455,448	$446,880	$521,871	$512,710
Unencumbered net operating income as a percentage of total net operating income	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.

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Definitions and Reconciliations (continued)
September 30, 2026

The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Basic shares for earnings per share	170,751	170,718	170,598	170,394	170,181	170,689	170,278
Unvested RSAs with forfeitable dividends	—	—	269	—	—	—	—
Diluted shares for earnings per share	170,751	170,718	170,867	170,394	170,181	170,689	170,278

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,751	170,718	170,598	170,394	170,181	170,689	170,278
Unvested RSAs with forfeitable dividends	667	492	269	110	124	480	73
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	171,418	171,210	170,867	170,504	170,305	171,169	170,351

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	1,224	1,276	1,340	1,570	1,917	1,280	1,989